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                                                                    Exhibit 3.1

                          CERTIFICATE OF INCORPORATION

                                       OF

                    JORDAN TELECOMMUNICATION PRODUCTS, INC.


     FIRST: The name of the Corporation is "Jordan Telecommunication Products, Inc."

     SECOND: The address of the Corporation's registered office in the State of Delaware is c/o The Corporation Trust Company, 1209 Orange Street, in the city of Wilmington, County of New Castle, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

     THIRD: The nature or purpose of the business to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware, as amended (the "GCL").

     FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is 1,102,000 shares consisting of:

     (i) One hundred thousand (100,000) shares of Common Stock, par value $.01 per share (the "Common Stock");

     (ii) One million (1,000,000) shares of Blank Check Preferred Stock, par value $.01 per share (the "Blank Check Preferred Stock" and, together with the Junior Preferred Stock (defined below), the "Preferred Stock"); and

     (iii) Two thousand (2,000) shares of Junior Preferred Stock, par value $.01 per share (the "Junior Preferred Stock").

     A statement of the powers, designations, preferences, and relative participating, optional or other special rights and the qualifications, limitations and restrictions of the Common Stock and the Preferred Stock is as follows:

I.   Common Stock.

     (a) General. The Common Stock shall be subject to the terms of the Preferred Stock. Each share of Common Stock shall be equal to each other share of Common Stock. The holders of Common Stock have no preemptive or other subscription rights to purchase


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shares of capital stock of the Corporation, nor are such holders entitled to the benefits of any sinking fund provisions.

     (b) Dividends. The holders of Common Stock are entitled to dividends and other distributions if, as and when declared by the Board of Directors out of assets legally available therefor, subject to the rights of holders of Preferred Stock and the restrictions, if any, imposed by other indebtedness of the Corporation outstanding from time to time. No dividend or other distribution shall be paid upon, or declared or set apart for, any share of Common Stock of the Corporation for any dividend period unless at the same time a dividend or distribution for the same period shall be paid upon, or declared and set apart for, all shares of Common Stock then issued and outstanding, in the same amount with respect to each issued and outstanding share of Common Stock.

     (c) Liquidation Rights. In the event of a voluntary or involuntary liquidation, dissolution or winding-up of the affairs of the Corporation and after payment in full of all amounts owed to the holders of capital stock of the Corporation ranking senior to the Common Stock to which they are entitled as a result of such liquidation, dissolution or winding-up of the affairs of the Corporation, the holders of Common Stock shall be entitled to share in the distribution of any remaining assets available for distribution to the holders of Common Stock ratably in proportion to the total number of shares of Common Stock then issued and outstanding.

     (d) Voting Rights. The holders of Common Stock shall be entitled to one vote per share in voting or consenting to the election of directors and for all other corporate purposes to the extent authorized by this Certificate of Incorporation or law.

II.  Blank Check Preferred Stock.

     (a) General. The Board of Directors is authorized, to the extent permitted by this Certificate of Incorporation and applicable law, to provide for the issuance of the Blank Check Preferred Stock in series, and by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof. Except for any difference so provided by the Board of Directors, the shares of all series of Blank Check Preferred Stock will rank on a parity with respect to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding-up of the affairs of the Corporation.

     The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following:

     (i) The number of shares constituting the series and the distinctive designation of the series;

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     (ii)  The rate of dividends of the series, and whether (and if so, on what terms and conditions) dividends shall be cumulative (and if so, whether unpaid dividends shall compound or accrue interest) or shall be payable in preference or in any other relation to the dividends payable on any other class or classes of capital stock or any other series of Blank Check Preferred Stock;

     (iii) Whether that series shall have voting rights in addition to the voting rights provided by law and, if so, the terms and extent of such voting rights;

     (iv) Whether the shares must or may be redeemed and, if so, the terms and conditions of such redemption (including, without limitation, the dates upon or after which the shares of the series must or may be redeemed and the price or prices at which they must or may be redeemed, which price or prices may be different in different circumstances or at different redemption dates);

     (v) Whether the shares shall be issued with the privilege of conversion or exchange and, if so, the terms and conditions of such conversion or exchange (including without limitation the price or prices or the rate or rates of conversion or exchange or any terms for adjustment thereof);

     (vi) The amounts, if any, payable upon the shares of the series in the event of voluntary liquidation, dissolution or winding up of the affairs of the Corporation in preference of shares of any other class or series and whether the shares of the series shall be entitled to participate generally in distributions on the Common Stock under such circumstances;

     (vii) The amounts, if any, payable upon the shares of the series in the event of involuntary liquidation, dissolution or winding up of the affairs of the Corporation in preference of shares of any other class or series and whether the shares of the series shall be entitled to participate generally in distributions in the Common Stock under such circumstances;

     (viii) Whether the shares of the series shall be entitled to the benefits of a sinking fund for the redemption or purchase of the shares (the term "sinking fund" being understood to include any similar fund, however designated); and

     (ix) Any other relative rights, preferences, limitations and powers of the series.

     III.  Junior Preferred Stock.

     (a) Ranking. The Junior Preferred Stock ranks, with respect to dividend distributions and distributions upon the liquidation, dissolution and winding-up of the affairs of the Corporation, (i) senior to the Common Stock and to each class or series of capital stock, the terms of which do not expressly provide that it ranks senior to or on a parity with the Junior Preferred Stock; (ii) except as provided in this Certificate

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of Incorporation, on a parity with any class or series of capital stock, the terms of which expressly provide that such class or series will rank on a parity with the Junior Preferred Stock; and (iii) except as provided in this Certificate of Incorporation, junior to each class or series of capital stock, the terms of which expressly provide that such class or series will rank senior to the Junior Preferred Stock.

     (b) Dividends. Subject to paragraphs (d), (f) and (g) below, and commencing upon the earlier to occur of the Mandatory Redemption Date or the Early Redemption Date (as hereinafter defined) if, at such Date, the Junior Preferred Stock is not redeemed in full in accordance with paragraph (d) below, whether or not due to any default or event of default under any Financing Obligations (as hereinafter defined), the holders of Junior Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of funds legally available therefor, and the Board of Directors shall declare and pay (or accrue and add to the then Liquidation Value of each share of Junior Preferred Stock, as provided below), dividends on the Junior Preferred Stock at a rate per annum equal to 10% of the Liquidation Value of each share of Junior Preferred Stock, payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each year ("Dividend Payment Date"), commencing on September 30, 1997, provided that if dividends are due and payable for a period of less than a full quarter, the dividend payable for such period shall be prorated based upon the actual number of days in such period.
Dividends on the Junior Preferred Stock shall be cumulative and payable, whether or not earned or declared from the date of issuance of the Junior Preferred Stock for the first dividend period and from the most recent Dividend Payment Date for subsequent dividend periods. Dividends, if declared by the Board of Directors on Junior Preferred Stock, shall be paid only in cash.

     (c) Liquidation. Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holder of each share of Junior Preferred Stock shall be entitled, after any distribution or payment is made upon any capital stock of the Corporation ranking senior to the Junior Preferred Stock and before any distribution or payment is made upon any shares of Common Stock or any other class of stock of the Corporation, to be paid, out of the assets of the Corporation available for distribution, an amount in cash equal to the sum of the Liquidation Value per share plus all accumulated and unpaid dividends thereon to the date fixed for liquidation, dissolution or winding-up, including a prorated dividend for the period from the last Dividend Payment Date to the date fixed for liquidation, dissolution or winding-up (such sum being herein called the "Junior Preferred Stock Liquidation Payment"), and the holders of Junior Preferred Stock shall not be entitled to any further distribution or payment. If upon such liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, the assets of the Corporation to be distributed among the holders of the capital stock of the Corporation shall be insufficient to permit payment to the holders of Junior Preferred Stock of the amount distributable as aforesaid, then the entire assets of the Corporation to be distributed to


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the holders of the Junior Preferred Stock shall be distributed ratably among the holders of the Junior Preferred Stock in proportion to the Junior Preferred
Stock Liquidation Payment due under this paragraph (c) to each such holder.
Upon any such liquidation, dissolution or winding-up of the Corporation, but only after each holder of the Junior Preferred Stock shall have been paid in full the Junior Preferred Stock Liquidation Payment to which such holder is entitled, the remaining assets of the Corporation shall be distributed to the holders of the Common Stock. Written notice of such liquidation, dissolution or winding-up, stating a payment date, the amount of the Junior Preferred Stock Liquidation Payment and the place where the amounts distributed shall be payable, shall be given by mail, postage prepaid, not less than ten days prior to the payment date stated therein, to the holders of record of the Junior Preferred Stock, such notice to be addressed to each stockholder at his or its post office address as shown by the records of the Corporation. Neither the consolidation nor merger of the Corporation into or with any other corporation or corporations, nor the sale or transfer by the Corporation of all or any part of its assets, nor the reduction of the capital stock of the Corporation, shall be deemed to be a liquidation, dissolution or winding-up of the Corporation within the meaning of any of the provisions of this paragraph (c).

     (d)  Redemption.

          1. Redemption Price. Subject to paragraph (g) and subparagraph (d)(4), the Junior Preferred Stock shall be redeemable as provided in this paragraph (d) by paying for each share an amount in cash on the redemption date equal to the sum of the then effective Liquidation Value thereof plus all accrued and unpaid dividends, including a prorated dividend for the period from the Dividend Payment Date immediately prior to the redemption date to the redemption date (such sum being herein called the "Redemption Price"). Subject to subparagraph (d)(4) below, redemption payments shall be accrued but not paid if the payment thereof would result in a default or event of default under any agreement, instrument or commitment (a "Financing Obligation") of the Corporation, any subsidiary of the Corporation or Jordan Industries, Inc. (for so long as the Company is reported as a subsidiary of Jordan Industries, Inc. in connection with its financial statements) for borrowed money or any other extensions of credit, whether now existing or hereafter created, including but not limited to any default or event of default under the Credit Agreement (as hereinafter defined), the Discount Note Indenture (as hereinafter defined), the Senior Subordinated Note Indenture (as hereinafter defined) or the Jordan Industries Indentures (as hereinafter defined) for so long as the Company is reported as a subsidiary of Jordan Industries, Inc. in connection with its financial statements).

          2. Redeemed or Otherwise Acquired Shares to be Retired. Any shares of Junior Preferred Stock redeemed pursuant to this paragraph (d) or otherwise acquired by the Corporation in any manner whatsoever shall be

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permanently retired immediately on the acquisition thereof and shall not under any circumstances be reissued.

     3. Shares to be Redeemed. In case of a redemption of only a part of the outstanding shares of the Junior Preferred Stock, there shall be so redeemed from each registered holder as nearly as practicable, that proportion of all of the shares of Junior Preferred Stock to be redeemed which the number of shares held of record by such holder bears to the total number of shares of Junior Preferred Stock at the time outstanding.

     4.   Mandatory Redemptions.

          (A) On August 1, 2002 (the "Mandatory Redemption Date), the Corporation shall purchase and redeem all of the outstanding shares of Junior Preferred Stock for their Redemption Price as of August 1, 2002 (subject to contractual and other restrictions with respect thereto and to the legal availability of funds therefor), provided, however, that if the Corporation fails to redeem all outstanding shares of Junior Preferred Stock on the Mandatory Redemption Date because such redemption would result in a default or event of default under any Financing Obligation, the Junior Preferred Stock will thereafter be subject to preferred dividends pursuant to paragraph (b) and the Corporation shall have the obligation to make such redemption upon the earlier of (x) the date on which such payment would no longer result in any default or event of default under any Financing Obligation and (y) August 1, 2010 (the "Final Redemption Date").

          (B) On the closing of Early Redemption Event (as hereinafter defined) (the "Early Redemption Date"), the Corporation shall purchase and redeem all of the outstanding shares of Junior Preferred Stock at the Junior Preferred Early Redemption Price (as hereinafter defined) as of such closing; provided, however, that if the Corporation fails to pay the Junior Preferred Early Redemption Price for all of the outstanding shares of Junior Preferred Stock upon an Early Redemption Event because the payment thereof would result in a default or event of default under any Financing Obligation, the Junior Preferred Stock will thereafter be subject to preferred dividends pursuant to paragraph (b) and the Corporation shall have the obligation to make such payment upon the earlier of (x) the date when such payment would no longer result in any default or event of default under any Financing Obligation, or (y) the Final Redemption Date.

     5. Optional Redemptions. The Junior Preferred Stock shall not be subject to optional redemption or repurchase by the Corporation.

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     (e)  Notice of Redemption. Notice of each redemption of Junior Preferred
Stock pursuant to paragraph (d), specifying the date and place of redemption and the number of shares which are to be redeemed, shall be mailed to each holder of record of shares to be redeemed at such holder's address as shown by the records of the Corporation not more than ninety nor less than thirty days prior to the date on which such redemption is to be made.

     (f) Dividends After Redemption Date. Notice of redemption having been so mailed or a redemption having occurred, and provision for payment of the Redemption Price or the Junior Preferred Early Redemption Price, as applicable, for such shares on the specified redemption date having been made by the Corporation, then, unless default be made in the payment of the Redemption Price or the Junior Preferred Early Redemption Price, as applicable, for such shares when and as due (i) the shares of Junior Preferred Stock designated for redemption shall not be entitled to any dividends accruing after the redemption date specified, (ii) on such redemption date all rights of the respective holders of such shares, as shareholders of the Corporation by reason of the ownership of such shares, shall cease, except the right to receive the Redemption Price or the Junior Preferred Early Redemption Price, as applicable, for such shares without interest upon presentation, and (iii) such shares shall not after such redemption date be deemed to be outstanding. In case less than all the shares represented by any such certificate are redeemed, a new certificate shall be issued without cost to the holder thereof representing the unredeemed shares.

     (g) All Past Dividends Must Be Declared Prior to Redemption. Except as set forth in this paragraph (g), the Corporation shall not purchase, or redeem shares of any Junior Preferred Stock or pay or distribute dividends on the Junior Preferred Stock, unless (i) the capital stock of the Corporation ranking senior to the Junior Preferred Stock has been previously or concurrently redeemed in full, and (ii) all dividends on all Junior Preferred Stock for all past periods shall have been declared and paid (or accrued and added to the Liquidation Value of each share, as provided above). If applicable laws relating to the sources of funds for the payment of accrued and unpaid dividends on any shares of Junior Preferred Stock would prohibit the payment in full on a Redemption Date or Early Redemption Date, as applicable, of the dividends for any shares of Junior Preferred Stock required to be redeemed by paragraph (d),
(i) notwithstanding any provision herein to the contrary, the aggregate Redemption Price or Junior Preferred Early Redemption Price, as applicable, payable in respect of all shares of Junior Preferred Stock to be redeemed shall be deemed reduced by the amount of accrued and unpaid dividends that the Corporation is prohibited by law from paying, (ii) shares of Junior Preferred Stock to be redeemed on the Redemption Date or Early


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Redemption Date, as applicable, shall otherwise be redeemed in accordance with the requirements of this paragraph (g), and (iii) the amount of such unpayable accrued and unpaid dividends shall be added in equal amounts per share to the accrued and unpaid dividends on the shares of Junior Preferred Stock remaining outstanding in the hands of the holder thereof. If applicable laws would prohibit the payment in full on the Redemption Date or Early Redemption Date, as applicable, of the Redemption Price, or Junior Preferred Early Redemption Price, as applicable, for the shares of Junior Preferred Stock required to be redeemed pursuant to paragraph (d), (a) no such shares shall be redeemed, (b) the Corporation shall nevertheless, to the extent legally permissible, pay to the holders of such shares on the Final Redemption Date the highest permissible amount per share up to an amount equal to the Junior Preferred Stock Liquidation Payment less $1.00, (c) the Redemption Price or Junior Preferred Early Redemption Price, as applicable, and the Junior Preferred Stock Liquidation Payment of each such share shall thereupon be reduced by the amount per share so paid pursuant to the immediately preceding clause (b), (d) the Corporation shall purchase and redeem all such shares on the soonest next date on which dividends are required to be paid pursuant to paragraph (b) and on which the Corporation is no longer prohibited by law from paying in full the Redemption Price for such shares, and (e) the obligation of the Corporation to pay dividends under paragraph (b) shall continue until all outstanding shares of Junior Preferred Stock are redeemed in accordance with clause (d), except that dividends thereafter payable with respect to outstanding shares of Junior Preferred Stock shall be reduced by the same percentage reduction as the percentage reduction in the Redemption Price or Junior Preferred Early Redemption Price, as applicable, that takes place pursuant to this paragraph (g). In no event shall the Corporation purchase or redeem the last share of Junior Preferred Stock held by any holder unless the Corporation shall have paid to the last holder of Junior Preferred Stock all accrued and unpaid dividends on all shares of Junior Preferred Stock held by such holder at any time.

     (h) Voting Rights. In addition to the requirements of applicable law, the holders of the Junior Preferred Stock shall be entitled to vote on the election of directors and on each matter which the stockholders of the Corporation shall be entitled to vote, voting together with the Common Stock as a single class, with the holders of each share of Junior Preferred Stock being entitled to 950 votes for each share of Junior Preferred Stock held, so that the holders of Junior Preferred Stock are entitled to 95% of the total combined voting power of the Common Stock and Junior Preferred Stock.

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     Definitions.

     "Credit Agreement" means the credit agreement to be dated as of July 25, 1997 between the Corporation and The First National Bank of Boston, as may be amended, modified, extended, restated, replaced or supplemented, from time to time, and any documents governing refinancings and extensions of amounts borrowed thereunder.

     "Discount Note Indenture" means the indenture in respect of the 11.75% Discount Notes due 2007, as such indenture may be amended, refinanced or replaced.

     "Early Redemption Event" means any of the following which occur prior to August 1, 2002: (i) the sale by the Corporation or its stockholders of shares of Common Stock pursuant to a registration statement (other than a registration statement on Form S-4 or S-8, or any successor form thereto) that is filed and declared effective under the Securities Act of 1933, as amended, and provides for an aggregate public offering involving gross proceeds of at least $25,000,000; (ii) the closing of any merger, combination, consolidation or similar business transaction involving the Corporation in which the holders of Common Stock immediately prior to such closing are not the holders, directly or indirectly, of a majority of the ordinary voting securities of the surviving person in such transaction immediately after such closing; (iii) the closing of any sale or transfer by the Corporation of all or substantially all of its assets to an acquiring person in which the holders of Common Stock immediately prior to such closing are not the holders of a majority of the ordinary voting securities of the acquiring person immediately after such closings; or (iv) the closing of any sale by the holders of Common Stock of an amount of Common Stock that equals or exceeds a majority of the shares of Common Stock immediately prior to such closing to a person in which the holders of the Common Stock immediately prior to such closing are not the holders of a majority of the ordinary voting securities of such person immediately after such closing.

     "Junior Preferred Early Redemption Price" shall equal the sum of (i) the Liquidation Value of the Junior Preferred Stock immediately prior to the closing of the Early Redemption Event plus (ii) the present value of 95% of the projected Net Income (Loss) (as defined herein) of the Corporation for the period between such closing and August 1, 2002, with such present value determined using a discount rate equal to the weighted average cost of indebtedness representing borrowed money of the Corporation at the time of the Early Redemption Event, provided, that the amount in this clause (ii) will not be less than zero. The projected Net Income (Loss) will be (i) determined by the Board of Directors of the Corporation in its reasonable good faith based upon the projections of the Corporation's financial results which shall be calculated on the basis of management's good faith and reasonable assumptions and (ii) calculated without giving effect to the Early Redemption Event and any related refinancing, recapitalization or other transactions.

     "Jordan Industries Indentures" means each of Jordan Industries, Inc.'s Indentures, dated July 15, 1993, in respect of the 10-3/8% Senior Notes due 2005 and the 11-3/4% Senior Subordinated Discount Debentures due 2005, and dated April 2, 1997, in respect of the 11-

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3/4% Series A and Series B Senior Subordinated Discount Debentures due 2009, as
each such Indentures are amended, refinanced or replaced.

     "Liquidation Value" of all of the shares of Junior Preferred Stock will be equal to the sum of (i) $20.0 million plus (ii) (A) for the period from date of issuance through August 1, 2002, plus or minus 95% of the cumulative Net Income
(Loss) for such period, so that, if such Net Income (Loss) is positive and reflects profits, the Liquidation Value will be increased on a dollar-for-dollar basis and if such Net Income (Loss) is negative and reflects losses, the Liquidation Value will be decreased on a dollar-for-dollar basis, and (B) for the period from August 1, 2002 and thereafter, the amount of any preferred dividends thereon not paid on any Dividend Payment Date, whether or not declared, which shall be added to the Liquidation Value at such Dividend Payment Date; provided that, and notwithstanding the foregoing, upon, in connection with and after the Early Redemption Date, the Liquidation Value of the Junior Preferred Stock shall be the Early Redemption Price and the amount of any preferred dividends thereon not paid on any subsequent Dividend Payment Date, whether or not declared, which shall be added to such Liquidation Value as of such Dividend Payment Date. The Liquidation Value of each share of Junior Preferred Stock will be the result of the Liquidation Value of all of the outstanding Junior Preferred Stock divided by the number of outstanding shares of Junior Preferred Stock.

     "Net Income (Loss)" means, for any period, the cumulative consolidated net income (or net loss), of the Corporation and its subsidiaries, after (i) giving effect to preferred dividends (whether accrued or paid) in respect of the Blank Check Preferred Stock; (ii) excluding any effect, reduction or charge to preferred dividends (whether accrued or paid) in respect of the Junior Preferred Stock; and (iii) excluding any effect, reduction or charge relating to the Early Redemption Transaction and related refinancing, recapitalization or other transactions. Net Income (Loss) will be determined by the Board of Directors of the Corporation by reference to the consolidated financial statements of the Corporation for the applicable period, prepared in accordance with generally accepted accounting principles, consistently applied.

     "Senior Note Indenture" means the indenture in respect of the 9.875% Senior Notes due 2007, as such indenture may be amended, refinanced or replaced.

     FIFTH: At all meetings of stockholders, each stockholder shall be entitled to vote, in person or by proxy, the shares of voting stock owned by such stockholders of record on the record date for the meeting. When a quorum is present or represented at any meeting, the vote of the holders of a majority in interest of the stockholders present in person or by proxy at such meeting and entitled to vote thereon shall decide any question, matter or proposal brought before such meeting unless the question is one upon which, by express provision of law, this Certificate of Incorporation or the By-laws applicable thereto, a different vote is required, in which case such express provision shall govern and control the decision of such question. The stockholders may not take action by written consent in lieu of an annual or special meeting of the stockholders.

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     SIXTH:
     -----

     1. Number of Directors. The number of directors of the Corporation shall be fixed from time to time by the vote of a majority of the entire Board of Directors, but such number shall in no case be less than one (1) nor more than thirteen (13). Any such determination made by the Board of Directors shall continue in effect unless and until changed by the Board of Directors, but no such changes shall affect the term of any directors then in office.

     2. Term of Office; Quorum; Vacancies. A director shall hold office until the annual meeting for the year in which his or her term expires and until his or her successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office. Subject to the By-laws, a majority of the entire Board of Directors shall constitute a quorum for the transaction of business. Any vacancies and newly created directorships resulting from an increase in the number of directors shall be filled by a majority of the Board of Directors then in office even though less than a quorum and shall hold office until his successor is elected and qualified or until his earlier death, resignation, retirement, disqualification or removal from office.

     Advance notice of nominations for the election of directors, other than nominations by the Board of Directors or a committee thereof, shall be given to the Corporation in the manner provided in the By-laws.

     3. Removal. Subject to the By-laws and the Stockholders Agreement, to be dated as of July 25, 1997, by and among the Corporation and certain of the Corporation's Stockholders (the "Stockholders Agreement"), any director may be removed upon the affirmative vote of the holders of a majority of the votes which could be cast by the holders of all outstanding shares of capital stock entitled to vote for the election of directors, voting together as a class, given at a duly called annual or special meeting of stockholders.

     SEVENTH: For the management of the business and for the conduct of the affairs of the Corporation, and in further definition, limitation and regulation of the powers of the Corporation and of its directors and of its stockholders or any class thereof, as the case may be, it is further provided:

          (1) The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

          (2) The directors shall have concurrent power with the stockholders of the Corporation, subject to the terms and conditions of the Stockholders Agreement and the By-laws of Corporation, to make, adopt, alter, amend, change, add to or repeal the By-laws of the Corporation.

          (3) In addition to the powers and authority hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers

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     and do all such acts and things as may be exercised or done by the
     Corporation, subject, nevertheless, to the provisions of the GCL, this Certificate of Incorporation, and any By-laws adopted by the stockholders; provided, however, that no By-laws hereafter adopted by the stockholders shall invalidate any prior act of the directors which would have been valid if such By-laws had not been adopted.

     EIGHTH: In addition to any other consideration that the directors may lawfully take into account, in determining whether to take or refrain from taking corporate action on any matter, including proposing any matter to the stockholders of the Corporation, the directors may take into account the long-term as well as short-term interests of the Corporation and its stockholders (including the possibility that such interests may be best served by the continued independence of the Corporation), customers, employees and other constituencies of the Corporation and any subsidiaries, including the effect upon communities in which the Corporation and any subsidiaries do business. In considering the foregoing and other pertinent factors, the directors are not required, in considering the best interest of the Corporation, to regard any particular corporate interest of any particular group affected by such action as controlling.

     NINTH:
     -----

     1. Stockholder Meetings; Keeping of Books and Records. Meetings of stockholders may be held within or outside the State of Delaware as the By-laws may provide. The books of the Corporation may be kept (subject to any provision contained in the GCL) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-laws of the Corporation.

     2. Special Stockholders Meetings. Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by law, may only be called by the Chairman of the Board of Directors or the Chief Executive Officer of the Corporation, if one is elected, and shall be called by the Secretary at the direction of a majority of the entire Board of Directors. Any call for a special meeting must specify the matters to be acted upon at the meeting.

     3. No Written Ballot. Elections of directors need not be by written ballot unless the By-laws of the Corporation shall so provide.

     TENTH:
     -----

     1. Limits on Director Liability. Directors of the Corporation shall have no personal liability to the Corporation or its stockholders for monetary damages for breach of a fiduciary duty as a director; provided that nothing contained in this Article TENTH shall eliminate or limit the liability of a director (i) for any breach of a director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violations of law, (iii) under Section 174 of the GCL, or

(iv) for any transaction from which a director derived an improper personal benefit. If the GCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then by virtue of this Article TENTH the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the GCL, as so amended.

     2.  Indemnification.
         ---------------

     (a) The Corporation shall indemnify, in accordance with the By-laws of the Corporation and to the fullest extent permitted from time to time by the GCL or any other applicable laws as presently or hereafter in effect, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including, without limitation, an action by or in the right of the Corporation, by reason of his acting as a director or officer of the Corporation (and the Corporation, in the discretion of the Board of Directors, may so indemnify a person by reason of the fact that he is or was an employee or agent of the Corporation or is or was serving at the request of the Corporation in any other capacity for or on behalf of the Corporation) against any liability or expense actually and reasonably incurred by such person in respect thereof; provided, however, the Corporation shall be required to indemnify an officer or director in connection with an action, suit or proceeding (or part thereof) initiated by such person only if (i) such action, suit or proceeding (or part thereof) was authorized by the Board of Directors and (ii) the indemnification does not relate to any liability arising under Section 16(b) of the Securities Exchange Act of 1934, as amended, or any rules or regulations promulgated thereunder. Such indemnification is not exclusive of any other right to indemnification provided by law or otherwise. The right to indemnification conferred by this Section 2 shall be deemed to be a contract between the Corporation and each person referred to herein.

     (b) If a claim under subdivision (a) of this paragraph 2 of this Article TENTH is not paid in full by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where any undertaking required by the By-laws of the Corporation has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the GCL and subdivision (a) of this paragraph 2 of this Article TENTH for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the GCL, nor an actual determination by the Corporation (including its Board of Directors, legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

     (c) Indemnification shall include payment by the Corporation of expenses in defending an action or proceeding in advance of the final disposition of such action or proceeding upon receipt of an undertaking by the person indemnified to repay such payment if it is ultimately determined that such person is not entitled to indemnification under this Article TENTH, which undertaking may be accepted without reference to the financial ability of such person to make such repayment.

     (d) The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article TENTH shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of this Certificate of Incorporation, by-law agreement, contract, vote of stockholders or disinterested directors, or otherwise.

     3. Insurance. The Corporation shall have the power (but not the obligation) to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss incurred by such person in any such capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under this Article TENTH or the GCL.

     4. Other Rights. The rights and authority conferred in this Article TENTH shall not be exclusive of any other right which any person may otherwise have or hereafter acquire under any statute, provision of the Certificate of Incorporation, By-law, agreement, contract, vote of stockholders or disinterested directors or otherwise.

     5. Additional Indemnification. The Corporation may, by action of its Board of Directors, provide indemnification to such of the directors, officers, employees and agents of the Corporation to such extent and to such effect as the Board of Directors shall determine to be appropriate and authorized by the GCL.

     6. Effect of Amendments. Neither the amendment, change, alteration nor repeal of this Article TENTH, nor the adoption of any provision of this Certificate of Incorporation or the By-laws of the Corporation, nor, to the fullest extent permitted by GCL, any modification of law, shall eliminate or reduce the effect of this Article TENTH or the rights or any protection afforded under this Article TENTH in respect of any acts or omissions occurring prior to such amendment, repeal, adoption or modification.

     ELEVENTH: Subject to the Corporation's Stockholders Agreement, the Corporation reserves the right to repeal, alter, change or amend any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by statute and all rights conferred upon stockholders herein are granted subject to this reservation. No repeal, alteration or amendment of this Certificate of Incorporation shall be made unless the same is first approved by the Board of Directors of the Corporation pursuant to a resolution adopted by the directors then in office in accordance with the By-laws and applicable law and thereafter approved by the stockholders. For purposes of the foregoing sentence and in addition to any other vote required by law, the affirmative vote of the holders of shares of capital stock having at least two-thirds of the votes which could be cast by the holders of all shares of capital stock entitled to vote thereon (or such greater proportion as may be required by law), voting together as a single class, at a duly constituted meeting of stockholders called expressly for such purpose, shall be required to repeal, alter or amend any provision of, or adopt any provision inconsistent with, Articles SIXTH, EIGHTH, NINTH or this Article ELEVENTH.

     TWELFTH: Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such matter as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

     THIRTEENTH: The Corporation has elected to be governed by Section 203 of the GCL.

     FOURTEENTH: The name and mailing address of the incorporator is as follows:

                              Howard L. Rosenberg
                             Mayer, Brown & Platt
                           190 South LaSalle Street
                            Chicago, Illinois 60603

     IN WITNESS WHEREOF, the undersigned, being the sole incorporator hereinabove named, does hereby certify that the facts hereinabove stated are truly set forth and, accordingly, hereby executes this Certificate of Incorporation this 18th day of July, 1997.



                                       By: /s/ Howard L. Rosenberg
                                           --------------------------------
                                           Howard L. Rosenberg
                                           Incorporator

                           CERTIFICATE OF AMENDMENT

                                      OF

                         CERTIFICATE OF INCORPORATION

                           BEFORE PAYMENT OF CAPITAL

                                      OF

                    JORDAN TELECOMMUNICATION PRODUCTS, INC.


     The undersigned, being the President of Jordan Telecommunication Products, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware

     DOES HEREBY CERTIFY:

     FIRST:   That Article Fourth of the Certificate of Incorporation be and it
hereby is amended in its entirety to read as follows:

     FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is 2,002,000 shares consisting of:

          (i) One million (1,000,000) shares of Common Stock, par value $.01 per share (the "Common Stock");

          (ii) One million (1,000,000) shares of Blank Check Preferred Stock, par value $.01 per share (the "Blank Check Preferred Stock" and, together with the Junior Preferred Stock (defined below), the "Preferred Stock"); and

          (iii) Two thousand (2,000) shares of Junior Preferred Stock, par value $.01 per share (the "Junior Preferred Stock").

     A statement of the powers, designations, preferences, and relative participating, optional or other special rights and the qualifications, limitations and restrictions of the Common Stock and the Preferred Stock is as follows:

I.   Common Stock.
     ------------

     (a) General. The Common Stock shall be subject to the terms of the Preferred Stock. Each share of Common Stock shall be equal to each other share of Common Stock. The holders of Common Stock have no preemptive or other subscription rights to purchase shares of capital stock of the Corporation, nor are such holders entitled to the benefits of any sinking fund provisions.

     (b) Dividends. The holders of Common Stock are entitled to dividends and other distributions if, as and when declared by the Board of Directors out of assets legally available therefor, subject to the rights of holders of Preferred Stock and the restrictions, if any, imposed by other indebtedness of the Corporation outstanding from time to time. No dividend or other distribution shall be paid upon, or declared or set apart for, any share of Common Stock of the Corporation for any dividend period unless at the same time a dividend or distribution for the same period shall be paid upon, or declared and set apart for, all shares of Common Stock then issued and outstanding, in the same amount with respect to each issued and outstanding share of Common Stock.

     (c) Liquidation Rights. In the event of a voluntary or involuntary liquidation, dissolution or winding-up of the affairs of the Corporation and after payment in full of all amounts owed to the holders of capital stock of the Corporation ranking senior to the Common Stock to which they are entitled as a result of such liquidation, dissolution or winding-up of the affairs of the Corporation, the holders of Common Stock shall be entitled to share in the distribution of any remaining assets available for distribution to the holders of Common Stock ratably in proportion to the total number of shares of Common Stock then issued and outstanding.

     (d) Voting Rights. The holders of Common Stock shall be entitled to one vote per share in voting or consenting to the election of directors and for all other corporate purposes to the extent authorized by this Certificate of Incorporation or law.

II.  Blank Check Preferred Stock.
     ---------------------------

     (a) General. The Board of Directors is authorized, to the extent permitted by this Certificate of Incorporation and applicable law, to provide for the issuance of the Blank Check Preferred Stock in series, and by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof. Except for any difference so provided by the Board of Directors, the shares of all series of Blank Check Preferred Stock will rank on a parity with respect to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding-up of the affairs of the Corporation.

     The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following:

     (i) The number of shares constituting the series and the distinctive designation of the series;

     (ii) The rate of dividends of the series, and whether (and if so, on what terms and conditions) dividends shall be cumulative (and if so, whether unpaid dividends shall compound or accrue interest) or shall be payable in preference or in any other relation to the dividends payable on any other class or classes of capital stock or any other series of Blank Check Preferred Stock;

     (iii) Whether that series shall have voting rights in addition to the voting rights provided by law and, if so, the terms and extent of such voting rights;

     (iv) Whether the shares must or may be redeemed and, if so, the terms and conditions of such redemption (including, without limitation, the dates upon or after which the shares of the series must or may be redeemed and the price or prices at which they must or may be redeemed, which price or prices may be different in different circumstances or at different redemption dates);

     (v) Whether the shares shall be issued with the privilege of conversion or exchange and, if so, the terms and conditions of such conversion or exchange (including without limitation the price or prices or the rate or rates of conversion or exchange or any terms for adjustment thereof);

     (vi) The amounts, if any, payable upon the shares of the series in the event of voluntary liquidation, dissolution or winding up of the affairs of the Corporation in preference of shares of any other class or series and whether the shares of the series shall be entitled to participate generally in distributions on the Common Stock under such circumstances;

     (vii) The amounts, if any, payable upon the shares of the series in the event of involuntary liquidation, dissolution or winding up of the affairs of the Corporation in preference of shares of any other class or series and whether the shares of the series shall be entitled to participate generally in distributions in the Common Stock under such circumstances;

     (viii) Whether the shares of the series shall be entitled to the benefits of a sinking fund for the redemption or purchase of the shares (the term "sinking fund" being understood to include any similar fund, however designated); and

     (ix) Any other relative rights, preferences, limitations and powers of the series.

     III. Junior Preferred Stock.
          ----------------------

          (a) Ranking. The Junior Preferred Stock ranks, with respect to dividend distributions and distributions upon the liquidation, dissolution and winding-up of the affairs of the Corporation, (i) senior to the Common Stock and to each class or series of capital stock, the terms of which do not expressly provide that it ranks senior to or on a parity with the Junior Preferred Stock; (ii) except as provided in this Certificate of Incorporation, on a parity with any class or series of capital stock, the terms of which expressly provide that such class or series will rank on a parity with the Junior Preferred Stock; and (iii) except as provided in this Certificate of Incorporation, junior to each class or series of capital stock, the terms of which expressly provide that such class or series will rank senior to the Junior Preferred Stock.

          (b) Dividends. Subject to paragraphs (d), (f) and (g) below, and commencing upon the earlier to occur of the Mandatory Redemption Date or the Early Redemption Date (as hereinafter defined) if, at such Date, the Junior Preferred Stock is not redeemed in full in accordance with paragraph
     (d) below, whether or not due to any default or event of default under any Financing Obligations (as hereinafter defined), the holders of Junior Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of funds legally available therefor, and the Board of Directors shall declare and pay (or accrue and add to the then Liquidation Value of each share of Junior Preferred Stock, as provided below), dividends on the Junior Preferred Stock at a rate per annum equal to 10% of the Liquidation Value of each share of Junior Preferred Stock, payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each year ("Dividend Payment Date"), commencing on September 30, 1997, provided that if dividends are due and payable for a period of less than a full quarter, the dividend payable for such period shall be prorated based upon the actual number of days in such period. Dividends on the Junior Preferred Stock shall be cumulative and payable, whether or not earned or declared from the date of issuance of the Junior Preferred Stock for the first dividend period and from the most recent Dividend Payment Date for subsequent dividend periods. Dividends, if declared by the Board of Directors on Junior Preferred Stock, shall be paid only in cash.

          (c) Liquidation. Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holder of each share of Junior Preferred Stock shall be entitled, after any distribution or payment is made upon any capital stock of the Corporation ranking senior to the Junior Preferred Stock and before any distribution or payment is made upon any shares of Common Stock or any other class of stock of the Corporation, to be paid, out of the assets of the Corporation available for distribution, an amount in cash equal to the sum of the Liquidation Value per share plus all accumulated and unpaid dividends thereon to the date fixed for liquidation, dissolution or winding-up, including a prorated dividend for the period from the last Dividend Payment Date to the date fixed for liquidation, dissolution or winding-up (such sum being herein called the "Junior Preferred Stock Liquidation Payment"), and the holders of Junior Preferred Stock shall not be entitled to any further distribution or payment. If upon such liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, the assets of the Corporation to be distributed among the holders of the capital stock of the Corporation shall be insufficient to permit payment to the holders of Junior Preferred Stock of the amount distributable as aforesaid, then the entire assets of the Corporation to be distributed to the holders of the Junior Preferred Stock shall be distributed ratably among the holders of the Junior Preferred Stock in proportion to the Junior Preferred Stock Liquidation Payment due under this paragraph (c) to each such holder. Upon any such liquidation, dissolution or winding-up of the Corporation, but only after each holder of the Junior Preferred Stock shall have been paid in full the Junior Preferred Stock Liquidation Payment to which such holder is entitled, the remaining assets of the Corporation shall be distributed to the holders of the Common Stock. Written notice of such liquidation, dissolution or winding-up, stating a payment date, the amount of the Junior Preferred Stock Liquidation Payment and the place where the amounts distributed shall be payable, shall be given by mail, postage prepaid, not less than ten days prior to the payment date stated therein, to the holders of record of the Junior Preferred Stock, such notice to be addressed to each stockholder at his or its post office address as shown by the records of the Corporation. Neither the consolidation nor merger of the Corporation into or with any other corporation or corporations, nor the sale or transfer by the Corporation of all or any part of its assets, nor the reduction of the capital stock of the Corporation, shall be deemed to be a liquidation, dissolution or winding-up of the Corporation within the meaning of any of the provisions of this paragraph (c).

          (d)  Redemption.

               1.  Redemption Price.  Subject to paragraph (g) and subparagraph
          (d)(4), the Junior Preferred Stock shall be redeemable as provided in this paragraph (d) by paying for each share an amount in cash on the redemption date equal to the sum of the then effective Liquidation Value thereof plus all accrued and unpaid dividends, including a prorated dividend for the period from the Dividend Payment Date immediately prior to the redemption date to the redemption date (such sum being herein called the "Redemption Price"). Subject to subparagraph (d)(4) below, redemption payments shall be accrued but not paid if the payment thereof would result in a default or event of default under any agreement, instrument or commitment (a "Financing Obligation") of the Corporation, any subsidiary of the Corporation or Jordan Industries, Inc. (for so long as the Company is reported as a subsidiary of Jordan Industries, Inc. in connection with its financial statements) for borrowed money or any other extensions of credit, whether now existing or hereafter created, including but not limited to any default or event of default under the Credit Agreement (as hereinafter defined), the Discount Note Indenture (as hereinafter defined), the Senior Subordinated Note Indenture (as hereinafter defined) or the Jordan Industries Indentures (as hereinafter defined) for so long as the Company is reported as a subsidiary of Jordan Industries, Inc. in connection with its financial statements).

               2. Redeemed or Otherwise Acquired Shares to be Retired. Any shares of Junior Preferred Stock redeemed pursuant to this paragraph
          (d) or otherwise acquired by the Corporation in any manner whatsoever shall be permanently retired immediately on the acquisition thereof and shall not under any circumstances be reissued.

               3. Shares to be Redeemed. In case of a redemption of only a part of the outstanding shares of the Junior Preferred Stock, there shall be so redeemed from each registered holder as nearly as practicable, that proportion of all of the shares of Junior Preferred Stock to be redeemed which the number of shares held of record by such holder bears to the total number of shares of Junior Preferred Stock at the time outstanding.

               4.  Mandatory Redemptions.

                    (A) On August 1, 2002 (the "Mandatory Redemption Date), the Corporation shall purchase and redeem all of the outstanding shares of Junior Preferred Stock for their Redemption Price as of August 1, 2002 (subject to contractual and other restrictions with respect thereto and to the legal availability of funds therefor), provided, however, that if the Corporation fails to redeem all outstanding shares of Junior Preferred Stock on the Mandatory Redemption Date because such redemption would result in a default or event of default under any Financing Obligation, the Junior Preferred Stock will thereafter be subject to preferred dividends pursuant to paragraph (b) and the Corporation shall have the obligation to make such redemption upon the earlier of
               (x) the date on which such payment would no longer result in any default or event of default under any Financing Obligation and
               (y) August 1, 2010 (the "Final Redemption Date").

                    (B) On the closing of Early Redemption Event (as hereinafter defined) (the "Early Redemption Date"), the Corporation shall purchase and redeem all of the outstanding shares of Junior Preferred Stock at the Junior Preferred Early Redemption Price (as hereinafter defined) as of such closing; provided, however, that if the Corporation fails to pay the Junior Preferred Early Redemption Price for all of the outstanding shares of Junior Preferred Stock upon an Early Redemption Event because the payment thereof would result in a default or event of default under any Financing Obligation, the Junior Preferred Stock will thereafter be subject to preferred dividends pursuant to paragraph (b) and the Corporation shall have the obligation to make such payment upon the earlier of (x) the date when such payment would no longer result in any default or event of default under any Financing Obligation, or (y) the Final Redemption Date.

               5. Optional Redemptions. The Junior Preferred Stock shall not be subject to optional redemption or repurchase by the Corporation.

               (e) Notice of Redemption. Notice of each redemption of Junior Preferred Stock pursuant to paragraph (d), specifying the date and place of redemption and the number of shares which are to be redeemed, shall be mailed to each holder of record of shares to be redeemed at such holder's address as shown by the records of the Corporation not more than ninety nor less than thirty days prior to the date on which such redemption is to be made.

               (f) Dividends After Redemption Date. Notice of redemption having been so mailed or a redemption having occurred, and provision for payment of the Redemption Price or the Junior Preferred Early Redemption Price, as applicable, for such shares on the specified redemption date having been made by the Corporation, then, unless default be made in the payment of the Redemption Price or the Junior Preferred Early Redemption Price, as applicable, for such shares when and as due (i) the shares of Junior Preferred Stock designated for redemption shall not be entitled to any dividends accruing after the redemption date specified, (ii) on such redemption date all rights of the respective holders of such shares, as shareholders of the Corporation by reason of the ownership of such shares, shall cease, except the right to receive the Redemption Price or the Junior Preferred Early Redemption Price, as applicable, for such shares without interest upon presentation, and (iii) such shares shall not after such redemption date be deemed to be outstanding. In case less than all the shares represented by any such certificate are redeemed, a new certificate shall be issued without cost to the holder thereof representing the unredeemed shares.

               (g) All Past Dividends Must Be Declared Prior to Redemption. Except as set forth in this paragraph (g), the Corporation shall not purchase, or redeem shares of any Junior Preferred Stock or pay or distribute dividends on the Junior Preferred Stock, unless (i) the capital stock of the Corporation ranking senior to the Junior Preferred Stock has been previously or concurrently redeemed in full, and (ii) all dividends on all Junior Preferred Stock for all past periods shall have been declared and paid (or accrued and added to the Liquidation Value of each share, as provided above). If applicable laws relating to the sources of funds for the payment of accrued and unpaid dividends on any shares of Junior Preferred Stock would prohibit the payment in full on a Redemption Date or Early Redemption Date, as applicable, of the dividends for any shares of Junior Preferred Stock required to be redeemed by paragraph (d), (i) notwithstanding any provision herein to the contrary, the aggregate Redemption Price or Junior Preferred Early Redemption Price, as applicable, payable in respect of all shares of Junior Preferred Stock to be redeemed shall be deemed reduced by the amount of accrued and unpaid dividends that the Corporation is prohibited by law from paying, (ii) shares
                                      -7-
          of Junior Preferred Stock to be redeemed on the Redemption Date or Early Redemption Date, as applicable, shall otherwise be redeemed in accordance with the requirements of this paragraph (g), and (iii) the amount of such unpayable accrued and unpaid dividends shall be added in equal amounts per share to the accrued and unpaid dividends on the shares of Junior Preferred Stock remaining outstanding in the hands of the holder thereof. If applicable laws would prohibit the payment in full on the Redemption Date or Early Redemption Date, as applicable, of the Redemption Price, or Junior Preferred Early Redemption Price, as applicable, for the shares of Junior Preferred Stock required to be redeemed pursuant to paragraph (d), (a) no such shares shall be redeemed, (b) the Corporation shall nevertheless, to the extent legally permissible, pay to the holders of such shares on the Final Redemption Date the highest permissible amount per share up to an amount equal to the Junior Preferred Stock Liquidation Payment less $1.00, (c) the Redemption Price or Junior Preferred Early Redemption Price, as applicable, and the Junior Preferred Stock Liquidation Payment of each such share shall thereupon be reduced by the amount per share so paid pursuant to the immediately preceding clause (b),
          (d) the Corporation shall purchase and redeem all such shares on the soonest next date on which dividends are required to be paid pursuant to paragraph (b) and on which the Corporation is no longer prohibited by law from paying in full the Redemption Price for such shares, and
          (e) the obligation of the Corporation to pay dividends under paragraph
          (b) shall continue until all outstanding shares of Junior Preferred Stock are redeemed in accordance with clause (d), except that dividends thereafter payable with respect to outstanding shares of Junior Preferred Stock shall be reduced by the same percentage reduction as the percentage reduction in the Redemption Price or Junior Preferred Early Redemption Price, as applicable, that takes place pursuant to this paragraph (g). In no event shall the Corporation purchase or redeem the last share of Junior Preferred Stock held by any holder unless the Corporation shall have paid to the last holder of Junior Preferred Stock all accrued and unpaid dividends on all shares of Junior Preferred Stock held by such holder at any time.

               (h) Voting Rights. In addition to the requirements of applicable law, the holders of the Junior Preferred Stock shall be entitled to vote on the election of directors and on each matter which the stockholders of the Corporation shall be entitled to vote, voting together with the Common Stock as a single class, with the holders of each share of Junior Preferred Stock being entitled to 9500 votes for each share of Junior Preferred Stock held, so that the holders of Junior Preferred Stock are entitled to 95% of the total combined voting power of the Common Stock and Junior Preferred Stock.

     Definitions.
     -----------

     "Credit Agreement" means the credit agreement to be dated as of July 25, 1997 between the Corporation and The First National Bank of Boston, as may be amended, modified, extended, restated, replaced or supplemented, from time to time, and any documents governing refinancings and extensions of amounts borrowed thereunder.

     "Discount Note Indenture" means the indenture in respect of the 11.75% Discount Notes due 2007, as such indenture may be amended, refinanced or replaced.

     "Early Redemption Event" means any of the following which occur prior to August 1, 2002: (i) the sale by the Corporation or its stockholders of shares of Common Stock pursuant to a registration statement (other than a registration statement on Form S-4 or S-8, or any successor form thereto) that is filed and declared effective under the Securities Act of 1933, as amended, and provides for an aggregate public offering involving gross proceeds of at least $25,000,000; (ii) the closing of any merger, combination, consolidation or similar business transaction involving the Corporation in which the holders of Common Stock immediately prior to such closing are not the holders, directly or indirectly, of a majority of the ordinary voting securities of the surviving person in such transaction immediately after such closing; (iii) the closing of any sale or transfer by the Corporation of all or substantially all of its assets to an acquiring person in which the holders of Common Stock immediately prior to such closing are not the holders of a majority of the ordinary voting securities of the acquiring person immediately after such closings; or (iv) the closing of any sale by the holders of Common Stock of an amount of Common Stock that equals or exceeds a majority of the shares of Common Stock immediately prior to such closing to a person in which the holders of the Common Stock immediately prior to such closing are not the holders of a majority of the ordinary voting securities of such person immediately after such closing.

     "Junior Preferred Early Redemption Price" shall equal the sum of (i) the Liquidation Value of the Junior Preferred Stock immediately prior to the closing of the Early Redemption Event plus (ii) the present value of 95% of the projected Net Income (Loss) (as defined herein) of the Corporation for the period between such closing and August 1, 2002, with such present value determined using a discount rate equal to the weighted average cost of indebtedness representing borrowed money of the Corporation at the time of the Early Redemption Event, provided, that the amount in this clause (ii) will not be less than zero. The projected Net Income (Loss) will be (i) determined by the Board of Directors of the Corporation in its reasonable good faith based upon the projections of the Corporation's financial results which shall be calculated on the basis of management's good faith and reasonable assumptions and (ii) calculated without giving effect to the Early Redemption Event and any related refinancing, recapitalization or other transactions.

     "Jordan Industries Indentures" means each of Jordan Industries, Inc.'s Indentures, dated July 15, 1993, in respect of the 10-3/8% Senior Notes due 2005 and the 11-3/4% Senior Subordinated Discount Debentures due 2005, and dated April 2, 1997, in respect of the 11-3/4%

Series A and Series B Senior Subordinated Discount Debentures due 2009, as each such Indentures are amended, refinanced or replaced.

     "Liquidation Value" of all of the shares of Junior Preferred Stock will be equal to the sum of (i) $20.0 million plus (ii) (A) for the period from date of issuance through August 1, 2002, plus or minus 95% of the cumulative Net Income
(Loss) for such period, so that, if such Net Income (Loss) is positive and reflects profits, the Liquidation Value will be increased on a dollar-for-dollar basis and if such Net Income (Loss) is negative and reflects losses, the Liquidation Value will be decreased on a dollar-for-dollar basis, and (B) for the period from August 1, 2002 and thereafter, the amount of any preferred dividends thereon not paid on any Dividend Payment Date, whether or not declared, which shall be added to the Liquidation Value at such Dividend Payment Date; provided that, and notwithstanding the foregoing, upon, in connection with and after the Early Redemption Date, the Liquidation Value of the Junior Preferred Stock shall be the Early Redemption Price and the amount of any preferred dividends thereon not paid on any subsequent Dividend Payment Date, whether or not declared, which shall be added to such Liquidation Value as of such Dividend Payment Date. The Liquidation Value of each share of Junior Preferred Stock will be the result of the Liquidation Value of all of the outstanding Junior Preferred Stock divided by the number of outstanding shares of Junior Preferred Stock.

     "Net Income (Loss)" means, for any period, the cumulative consolidated net income (or net loss), of the Corporation and its subsidiaries, after (i) giving effect to preferred dividends (whether accrued or paid) in respect of the Blank Check Preferred Stock; (ii) excluding any effect, reduction or charge to preferred dividends (whether accrued or paid) in respect of the Junior Preferred Stock; and (iii) excluding any effect, reduction or charge relating to the Early Redemption Transaction and related refinancing, recapitalization or other transactions. Net Income (Loss) will be determined by the Board of Directors of the Corporation by reference to the consolidated financial statements of the Corporation for the applicable period, prepared in accordance with generally accepted accounting principles, consistently applied.

     "Senior Note Indenture" means the indenture in respect of the 9.875% Senior Notes due 2007, as such indenture may be amended, refinanced or replaced.

     SECOND: That the corporation has not received any payment for any of its stock.

     THIRD: That the amendment was duly adopted in accordance with the provisions of (S)241 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, the undersigned has executed this certificate as of the 23rd day of July, 1997.

                              JORDAN TELECOMMUNICATION PRODUCTS, INC.


                              By: /s/ Dominic J. Pileggi
                                  -----------------------------------
                                  Dominic J. Pileggi, President

                    JORDAN TELECOMMUNICATION PRODUCTS, INC.


             CERTIFICATE OF DESIGNATION OF THE POWERS, PREFERENCES
            AND RELATIVE, PARTICIPATING, OPTIONAL AND OTHER SPECIAL
             RIGHTS OF 13 1/4% SENIOR EXCHANGEABLE PREFERRED STOCK
           AND QUALIFICATIONS, LIMITATIONS AND RESTRICTIONS THEREOF

                        Pursuant to Section 151 of the
               General Corporation Law of the State of Delaware


          Jordan Telecommunication Products, Inc. (the "Company"), a corporation organized and existing under the General Corporation Law of the State of Delaware, does hereby certify that, pursuant to authority conferred upon the board of directors of the Company (the "Board of Directors") by its Certificate of Incorporation (hereafter referred to as the "Certificate of Incorporation"), and pursuant to the provisions of Section 151 of the General Corporation Law of the State of Delaware, said Board of Directors, pursuant to a meeting held on July 21, 1997, duly approved and adopted the following resolution (the "Resolution"):

          RESOLVED, that, pursuant to the authority vested in the Board of Directors by its Certificate of Incorporation, the Board of Directors does hereby create, authorize and provide for the issue of 13 1/4% Senior Exchangeable Preferred Stock, par value $0.01 per share, with a liquidation preference of $1,000.00 per share, consisting of 100,000 shares, having the designations, preferences, relative, participating, optional and other special rights and the qualifications, limitations and restrictions thereof that are set forth in the Certificate of Incorporation and in this Resolution as follows:

          (a) Designation. There is hereby created out of the authorized and unissued shares of preferred stock of the Company a class of preferred stock consisting of two series of preferred stock, one designated as the "13 1/4% Senior Exchangeable Preferred Stock" (the "Series A Senior Preferred Stock") and the other designated as the "13 1/4 Series B Senior Exchangeable Preferred Stock" (the "Series B Senior Preferred Stock"). The number of shares constituting each series shall be 50,000 shares, consist-ing an initial issuance of 25,000 shares of Series A Senior Preferred Stock plus 25,000 shares of Series A Senior Preferred Stock that may be issued in lieu of cash dividends thereon if the Company elects to pay dividends in additional shares. The 50,000 shares of Series B Senior Preferred Stock shall consist of shares available for issuance in exchange for shares of the Series A Senior Preferred Stock and for payment of dividends thereon in lieu of cash dividends. All of such shares of Series A Senior Preferred Stock and Series B Senior Preferred Stock are referred to as the "Senior Preferred Stock." The liquidation preference of the Senior Preferred Stock shall be $1,000.00 per share.

          (b) Rank. The Senior Preferred Stock shall, with respect to dividend distributions and distributions upon the liquidation, winding-up or dissolution of the Company, rank senior to (i) all classes of common stock of the Company,
(ii) the Junior Preferred Stock of the Company and (iii) each other class of capital stock or series of Preferred Stock of the Company hereafter created by the Board of Directors the terms of which do not expressly provide that it ranks senior to or on a parity with the Senior Preferred Stock as to dividend distributions and distributions upon the liquidation, winding-up or dissolution of the Company (collectively referred to with the Common Stock of the Company as "Junior Securities"). The Senior Preferred Stock shall, with respect to dividend distributions and distributions upon the liquidation, winding-up or dissolution of the Company, rank on a parity with any class of capital stock or series of Preferred Stock hereafter created by the Board of Directors, the terms of which expressly provide that such class or series shall rank on a parity with the Senior Preferred Stock as to dividend distributions and distributions upon the liquidation, winding-up or dissolution of the Company (collectively referred to as "Parity Securities"); provided that any such Parity Securities that were not approved by the Holders in accordance with paragraph (f)(ii)(A) hereof shall be deemed to be Junior Securities and not Parity Securities. The Senior Preferred Stock shall, with respect to dividend distributions and distributions upon the liquidation, winding-up or dissolution of the Company, rank junior to each class of capital stock or series of Preferred Stock hereafter created which has been approved by the Holders of the Senior Preferred Stock in accordance with paragraph

(f)(ii)(B) hereof and which expressly provides that it ranks senior to the Senior Preferred Stock as to dividend distributions or distributions upon the liquidation, winding-up or dissolution of the Company (collectively referred to as "Senior Securities").

     (c)  Dividends.
          ---------

          (i) Beginning on the Senior Preferred Stock Issue Date, the Holders of the outstanding shares of Senior Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of funds legally available therefor, dividends on each share of Senior Preferred Stock, at a rate per annum equal to 13 1/4% of the liquidation preference per share of the Senior Preferred Stock. All dividends shall be cumulative, whether or not earned or declared, on a daily basis from the Senior Preferred Stock Issue Date and shall be payable quarterly in arrears on each Dividend Payment Date, commencing on the first Dividend Payment Date after the Senior Preferred Stock Issue Date, provided that if any dividend payable on any Dividend Payment Date on or before August 1, 2002 is not declared and paid in full in cash on such Dividend Payment Date, the amount payable as dividends on such Dividend Payment Date that is not paid in cash on such Dividend Payment Date shall be paid by the Company in additional fully paid and non-assessable shares (including fractional shares, if applicable) of Senior Preferred Stock having an aggregate liquidation preference equal to the amount of such dividends (rounded to the nearest whole cent). After August 1, 2002, dividends shall be paid only in cash. If any dividend (or portion thereof) payable on any Dividend Payment Date after August 1, 2002 is not declared or paid in full in cash on such Dividend Payment Date, the amount of such dividend that is payable and that is not paid in cash on such date shall increase at the rate of 13 1/4% per annum, compounded quarterly, from such Dividend Payment Date until declared and paid in full. Each distribution in the form of a dividend (whether in cash or in additional shares of Senior Preferred Stock) shall be payable to Holders of record as they appear on the stock books of the Company on such record dates, not less than 10 nor more than 60 days preceding the related Dividend Payment Date, as shall be fixed by the Board of Directors. Dividends shall cease to accumulate in respect of shares of the Senior Preferred Stock on the Exchange Date or on the date of their earlier redemption unless the Company shall have failed to issue the appropriate aggregate principal amount of Exchange Notes (as defined in paragraph (g)(i)(A) hereof) in respect of the Senior Preferred Stock on the Exchange Date or shall have failed to pay the relevant redemption price on the date fixed for redemption.

          (ii) All dividends paid with respect to shares of the Senior Preferred Stock pursuant to paragraph (c)(i) shall be paid pro rata to the Holders entitled thereto.

          (iii) Nothing herein contained shall in any way or under any circumstances be construed or deemed to require the Board of Directors to declare, or the Company to pay or set apart for payment, any dividends on shares of the Senior Preferred Stock at any time.

          (iv) Dividends on account of arrears for any past Dividend Period and dividends in connection with any optional redemption pursuant to paragraph
     (e)(i) may be declared and paid at any time, without reference to any regular Dividend Payment Date, to Holders of record on such date, not more than 45 days prior to the payment thereof, as may be fixed by the Board of Directors.

          (v) No full dividends shall be declared by the Board of Directors or paid or funds set apart for the payment of dividends by the Company on any Parity Securities for any period unless full cumulative dividends shall have been or contemporaneously are declared and paid in full, or declared and (in the case of dividends payable in cash) a sum in cash set apart sufficient for such payment, on the Senior Preferred Stock for all Dividend Periods terminating on or prior to the date of payment of such full dividends on such Parity Securities. If any dividends are not paid in full, as aforesaid, upon the shares of the Senior Preferred Stock and any other Parity Securities, all dividends declared upon shares of the Senior Preferred Stock and any other Parity Securities shall be declared pro rata so that the amount of dividends declared per share on the Senior Preferred Stock and such Parity Securities shall in all cases bear to each other the same ratio that accrued dividends per share on the Senior Preferred Stock and such Parity Securities bear to each other.

               (vi) (A) Holders of shares of the Senior Preferred Stock shall be entitled to receive the dividends provided for in paragraph (c)(i) hereof in preference to and in priority over any dividends upon any of the Junior Securities.

                    (B) So long as any shares of Senior Preferred Stock are outstanding, the Company shall not declare, pay or set apart for payment any dividend on any of the Junior Securities or make any payment on account of, or set apart for payment money for a sinking or other similar fund for, the purchase, redemption or other retirement of, any of the Junior Securities or any warrants, rights, calls or options exercisable for or convertible into any of the Junior Securities, or make any distribution in respect thereof, either directly or indirectly, and whether in cash, obligations or shares of the Company or other property (other than dividends on Junior Securities paid in additional shares of Junior Securities), and shall not permit any corporation or other entity directly or indirectly controlled by the Company to purchase or redeem any of the Junior Securities or any such warrants, rights, calls or options unless full cumulative dividends determined in accordance herewith have been paid in full on the Senior Preferred Stock.

                    (C) So long as any shares of the Senior Preferred Stock are outstanding, the Company shall not make any payment on account of, or set apart for payment money for a sinking or other similar fund for, the purchase, redemption or other retirement of, any of the Parity Securities or any warrants, rights, calls or options exercisable for or convertible into any of the Parity Securities, and shall not permit any corporation or other entity directly or indirectly controlled by the Company to purchase or redeem any of the Parity Securities or any such warrants, rights, calls or options unless the dividends determined in accordance herewith on the Senior Preferred Stock have been paid in full.

               (vii) Dividends payable on shares of the Senior Preferred Stock for any period less than a year shall be computed on the basis of a 360-day year of twelve 30-day months and the actual number of days elapsed in the period for which payable. If any Dividend Payment Date occurs on a day that is not a Business Day, any accrued dividends otherwise payable on such Dividend Payment Date shall be paid on the next succeeding Business Day.

          (d)  Liquidation Preference.
               -----------------------

               (i) Upon any voluntary or involuntary liquidation, dissolution or winding-up of the affairs of the Company, the Holders of shares of Senior Preferred Stock then outstanding shall be entitled to be paid, out of the assets of the Company available for distribution to its stockholders, $1,000.00 per share of Senior Preferred Stock, plus an amount in cash equal to all accumulated and unpaid dividends thereon to the date fixed for liquidation, dissolution or winding-up (including an amount equal to a prorated dividend for the period from the last Dividend Payment Date to the date fixed for liquidation, dissolution or winding-up), before any payment shall be made or any assets distributed to the holders of any of the Junior Securities, including, without limitation, Common Stock and Junior Preferred Stock of the Company. Except as provided in the preceding sentence, Holders of shares of Senior Preferred Stock shall not be entitled to any distribution in the event of liquidation, dissolution or winding-up of the affairs of the Company. If the assets of the Company are not sufficient to pay in full the liquidation preference payable to the Holders of outstanding shares of the Senior Preferred Stock and all Parity Securities, then the holders of all such shares shall share equally and ratably in such distribution of assets of the Company in accordance with the amounts which would be payable on such distribution if the amount to which the Holders of outstanding shares of Senior Preferred Stock and the holders of outstanding shares of all Parity Securities are entitled were paid in full.

               (ii) After payment of the full amount of the liquidation preferences and all accumulated and unpaid dividends to which they are entitled, the holders of shares of the Senior Preferred Stock shall not be entitled to any further participation in any distribution of assets of the Company.

               (iii) For the purposes of this paragraph (d), neither the sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the Company nor the con solidation or merger of the Company with or into one or more corporations shall be deemed to be a liquidation, dissolution or winding-up of the affairs of the Company (unless such sale, conveyance, exchange or transfer is in connection with a dissolution or winding-up of the business of the Company).

          (e)  Redemption.
               ----------

               (i) Optional Redemption. (A) The Company may (subject to contractual and other restrictions with respect thereto and the legal availability of funds therefor), at the option of the Board of Directors, redeem at any time on or after August 1, 2002, from any source of funds legally available therefor, in whole or in part, in the manner provided in paragraph (e)(iii) hereof, any or all of the shares of the Senior Preferred Stock, at the redemption prices (expressed as a percentage of the liquidation preference thereof) set forth below plus, without duplication, an amount in cash equal to all accumulated and unpaid dividends per share (including an amount in cash equal to a prorated dividend for the period from the Dividend Payment Date immediately prior to the Redemption Date to the Redemption Date) (the "Optional Redemption Price"), if redeemed during the 12-month period beginning on

     August 1 of each of the years indicated below:

          Year                            Percentage
          ----                            ----------

          2002..........................  106.6250%
          2003..........................  104.4167%
          2004..........................  102.2083%
          2005 and thereafter...........  100.0000%

provided that no optional redemption pursuant to this paragraph (e)(i)(A) shall be authorized or made (i) unless prior thereto full unpaid cumulative dividends for all Dividend Periods terminating on or prior to the Redemption Date and for an amount equal to a prorated dividend for the period from the Dividend Payment Date immediately prior to the Redemption Date to the Redemption Date shall have been or immediately prior to the Redemption Notice (as defined in paragraph
(e)(iii)(A) hereof), are declared and paid in cash or declared and a sum set apart sufficient for such cash payment on the Redemption Date, on the outstanding shares of the Senior Preferred Stock or (ii) at less than 101% of the liquidation preference of the Senior Preferred Stock at any time when the Company is making or purchasing shares of Senior Preferred Stock under an Offer (as defined in paragraph (h)(ii) hereof) in accordance with the provisions of paragraph (h) hereof.

          (B) In addition, at any time, the Company may redeem, in the manner provided in paragraph (e)(iii) hereof, shares of the Senior Preferred Stock in whole, but not in part, at a redemption price equal to 113.25% of the liquidation preference thereof, plus an amount in cash equal to all accumulated and unpaid dividends per share (including an amount in cash equal to a prorated dividend for the period from the Dividend Payment Date immediately prior to the Redemption Date to the Redemption Date) (the "Contingent Redemption Price"), with the proceeds of an Equity Offering, provided that such redemption occurs within 60 days after consummation of such Equity Offering; and provided, further, that no optional redemption pursuant to this paragraph (e)(i)(B) shall be authorized or made unless prior thereto full unpaid cumulative divi-dends for all Dividend Periods terminating on or prior to the Redemption Date and for an amount equal to a prorated dividend for the period from the Dividend Payment Date immediately prior to the Redemption Date to the Redemption Date shall have been or immediately prior to the Redemption Notice are declared and paid in cash or declared and a sum set apart sufficient for such cash payment on the Redemption Date, on the outstanding shares of the Senior Preferred Stock.

               (C) In the event of a redemption pursuant to paragraph (e)(i)(A) hereof of only a portion of the then outstanding shares of the Senior Preferred Stock, the Company shall effect such redemption as it determines, pro rata according to the number of shares held by each Holder of the Senior Preferred Stock or by lot, as may be determined by the Company in its sole discretion.

          (ii) Mandatory Redemption. On August 1, 2009, the Company shall redeem (subject to contractual and other restrictions with respect thereto and to the legal availability of funds therefor) from any source of funds legally available therefor, in a manner provided in paragraph (e)(iii) hereof, all of the shares of the Senior Preferred Stock then outstanding at a redemption price equal to 100% of the liquidation preference per share, plus an amount in cash equal to all accumulated and unpaid dividends per share (including an amount in cash equal to a prorated dividend for the period from the Dividend Payment Date immediately prior to the Redemption Date to the Redemption Date) (the "Mandatory Redemption Price").

          (iii) Procedures for Redemption. (A) At least 30 days and not more than 60 days prior to the date fixed for any redemption of the Senior Preferred Stock, written notice (the "Redemption Notice") shall be given by first-class mail, postage prepaid, to each Holder of record on the record date fixed for such redemption of the Senior Preferred Stock at such Holder's address as the same appears on the stock register of the Company, provided that no failure to give such notice nor any deficiency therein shall affect the validity of the procedure for the redemption of any shares of Senior Preferred Stock to be redeemed except as to the Holder or Holders to whom the Company has failed to give said notice or except as to the Holder or Holders whose notice was defective. The Redemption Notice shall state:

          (1)  whether the redemption is pursuant to paragraph (e)(i)(A),
(e)(i)(B) or (e)(ii) hereof;

          (2) the Optional Redemption Price, the Contingent Redemption Price or the Mandatory Redemption Price, as the case may be;

          (3)  whether all (in the case of a redemption pursuant to paragraph
(e)(i)(A)) or less than all the outstanding shares of the Senior Preferred Stock are to be redeemed and the total number of shares of the Senior Preferred Stock being redeemed;

          (4) the number of shares of Senior Preferred Stock held, as of the appropriate record date, by the Holder that the Company intends to redeem;

          (5)  the date fixed for redemption;

          (6) that the Holder is to surrender to the Company, at the place or places where certificates for shares of Senior Preferred Stock are to be surrendered for redemption, in the manner and at the price designated, the certificate or certificates representing the shares of Senior Preferred Stock to be redeemed; and

          (7) that dividends on the shares of the Senior Preferred Stock to be redeemed shall cease to accrue on such Redemption Date unless the Company defaults in the payment of the Optional Redemption Price, the Contingent Redemption Price or the Mandatory Redemption Price, as the case may be.

          (B) Each Holder of Senior Preferred Stock shall surrender the certificate or certificates representing such shares of Senior Preferred Stock to the Company, duly endorsed, in the manner and at the place designated in the Redemption Notice, and on the Redemption Date the full Optional Redemption Price, Contingent Redemption Price or Mandatory Redemption Price, as the case may be, for such shares shall be payable in cash to the Person whose name appears on such certificate or certificates as the owner thereof, and each surrendered certificate shall be canceled and retired. In the event that less than all of the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares.

          (C) Unless the Company defaults in the payment in full of the applicable redemption price, dividends on the Senior Preferred Stock called for redemption shall cease to accumulate on the Redemption Date, and the Holders of such redemption shares shall cease to have any further rights with respect thereto on the Redemption Date, other than the right to receive the Optional Redemption Price, the Contingent Redemption Price or the Mandatory Redemption Price, as case may be, without interest.

     (f)  Voting Rights.
          -------------

          (i) The Holders of shares of the Senior Preferred Stock, except as otherwise required under Delaware law or as set forth in paragraphs (ii) and
(iii) below and in paragraph (m) hereof, shall not be entitled or permitted to vote on any matter required or permitted to be voted upon by the stockholders of the Company.

          (ii) (A) So long as any shares of the Senior Preferred Stock are outstanding, the Company shall not authorize any class of Parity Securities without the affirmative vote or consent of Holders of at least a majority of the outstanding shares of Senior Preferred Stock, voting or consenting, as the case may be, separately as one class, given in person or by proxy, either in writing or by resolu-tion adopted at an annual or special meeting, except that without the approval of Holders of the Senior Preferred Stock, the Company may authorize or issue shares of Parity Securities in exchange for, or the proceeds of which are used to redeem or repurchase, any or all shares of Senior Preferred Stock then outstanding, provided that (1) in the case of Parity Securities issued in exchange for, or the proceeds of which are used to redeem or repurchase, less than all shares of Senior Preferred Stock then outstanding, the aggregate liquidation preference of such Parity Securities shall not exceed the aggregate liquidation preference of, premium and accrued and unpaid dividends on, and expenses in connection with the refinancing of, the Senior Preferred Stock so exchanged, redeemed or repurchased and (2) such Parity Securities shall not be mandatorily redeemable prior to August 1, 2009.

               (B) So long as any shares of the Senior Preferred Stock are outstanding, the Company shall not authorize any class of Senior Securities without the affirmative vote or consent of Holders of at least a majority of the outstanding shares of Senior Preferred Stock, voting or consenting, as the case may be, separately as one class, given in person or by proxy, either in writing or by resolution adopted at an annual or special meeting.

               (C) So long as any shares of the Senior Preferred Stock are outstanding, the Company shall not amend this Certificate of Designation so as to affect adversely the specified rights, preferences, privileges or voting rights of Holders of shares of Senior Preferred Stock or to authorize the issuance of any additional shares of Senior Preferred Stock without the affirmative vote or consent of Holders of at least a majority of the outstanding shares of Senior Preferred Stock, voting or consenting, as the case may be, separately as one class, given in person or by proxy, either in writing or by resolution adopted at an annual or special meeting.

               (D) Prior to the exchange of Senior Preferred Stock for Exchange Notes, the Company shall not amend or modify the indenture for the Exchange Notes in the form as executed on the Senior

Preferred Stock Issue Date (the "Exchange Notes Indenture") (except as expressly provided therein) without the affirmative vote or consent of Holders of at least a majority of the outstanding shares of Senior Preferred Stock, voting or consenting, as the case may be, as one class, given in person or by proxy, either in writing or by resolution adopted at an annual or special meeting.

               (E) Except as set forth in paragraphs (f)(ii)(A) and (f)(ii)(B) above, (1) the creation, authorization or issuance of any shares of any Junior Securities, Parity Securities or Senior Securities, or (2) the increase or decrease in the amount of authorized capital stock of any class, including any preferred stock, shall not require the consent of Holders of Senior Preferred Stock and shall not, unless not complying with paragraphs (f)(ii)(A) and
(f)(ii)(B) above, be deemed to affect adversely the rights, preferences, privileges or voting rights of Holders of shares of Senior Preferred Stock.

          (iii) (A) If (1) dividends on the Senior Preferred Stock are in arrears and unpaid (and, in the case of dividends payable after August 1, 2002, are not paid in cash) for four consecutive quarterly periods (a "Dividend Default"); (2) the Company fails to discharge any redemption obligation of the Senior Preferred Stock when required (a "Redemption Default"), whether or not the Company is permitted to do so by the terms of the Indentures, the New Credit Agreement or any other obligation of the Company; (3) the Company fails to make an Offer to purchase all outstanding shares of Senior Preferred Stock following a Change of Control if such offer to purchase is required to be made pursuant to paragraph (h) hereof (a "Change of Control Default"), whether or not the Company is permitted to do so by the terms of the Indentures, the New Credit Agreement or any other obligation of the Company; (4) the Company breaches or violates one of the provisions set forth in paragraph (m) hereof and the breach or violation continues for a period of 30 days or more (a "Restriction Default"); or (5) a default occurs on the obligation to pay principal of, interest on or any other payment obligation when due (a "Payment

Default") at final maturity on one or more classes of Indebtedness of the Company or any Subsidiary of the Company, whether such Indebtedness exists on the Senior Preferred Stock Issue Date or is incurred thereafter, having individually or in the aggregate an outstanding principal amount of $10,000,000 or more, or any other Payment Default occurs on one or more such classes of Indebtedness having individually or in the aggregate an outstanding principal amount of $10,000,000 or more, and such class or classes of Indebtedness are declared due and payable prior to their respective maturities, then, in any such case, the number of directors constituting the Board of Directors shall be adjusted as set forth in the Certificate of Incorporation to permit the Holders of the majority of the then outstanding Senior Preferred Stock, voting separately as one class, to elect two directors. Subject to Section (f)(iii)(B) below, Holders of a majority of the issued and outstanding shares of the Senior Preferred Stock, voting separately as one class, shall have the exclusive right to elect two directors at a meeting therefor called upon occurrence of such Dividend Default, Redemption Default, Change of Control Default, Restriction Default or Payment Default, as the case may be, and at every subsequent meeting at which the terms of office of the directors so elected by the Holders of the Senior Preferred Stock expire (other than as described in (f)(iii)(B) below). Each such event described in clauses (1), (2), (3), (4) and (5) is a "Voting Rights Triggering Event."

          (B) The right of the Holders of Senior Preferred Stock voting separately as one class to elect members of the Board of Directors as set forth in paragraph (f)(iii)(A) above shall continue (1) in the event such right arises due to a Dividend Default, until such time as all accumulated dividends that are in arrears on the Senior Preferred Stock are paid in full (and, in the case of dividends payable after August 1, 2002, are paid in cash); and (2) in the event such right arises due to a Redemption Default, a Change of Control Default, a Restriction Default or a Payment Default, until such time as the Company remedies any such failure, breach or default, at which time the term of any directors elected pursuant to paragraph (f)(iii)(A) shall terminate, subject always to the same provisions for the renewal and divestment of such special voting rights in the case of any future Voting Rights Triggering Event. At any time after voting power to elect directors shall have become vested in the Holders of shares of the Senior Preferred Stock pursuant to this paragraph
(f)(iii), or if such voting power to elect directors is continuing and vacancies shall exist in the offices of directors elected by the Holders of shares of the Senior Preferred Stock, a proper officer of the Company may, and upon the written request of the Holders of record of at least 20% of the shares of Senior Preferred Stock then outstanding addressed to the Secretary of the Company shall, call a special meeting of the Holders of Senior Preferred Stock for the purpose of electing the directors which such Holders are entitled to elect. If such meeting shall not be called by the proper officer of the Company within 20 days after personal service of said written request upon the Secretary of the Company, or within 20 days after mailing the same within the United States by certified mail, addressed to the Secretary of the Company at its principal executive offices, then the Holders of record of at least 20% of the outstanding shares of the Senior Preferred Stock may designate in writing one of their number to call such meeting at the expense of the Company, and such meeting may be called by the Person so designated upon the notice required for the annual meeting of stockholders of the Company and shall be held at the place for holding the annual meeting of stockholders or such other place in the United States as shall be designated in such notice. Notwithstanding the provisions of this paragraph (f)(iii)(B), no such special meeting shall be called if any such request is received less than 30 days before the date fixed for the next ensuing annual or special meeting of stockholders of the Company. Any Holder of shares of the Senior Preferred Stock so designated shall have, and the Company shall provide, access to the lists of Holders of shares of the Senior Preferred Stock for purposes of calling a meeting pursuant to the provisions of this paragraph
(f)(iii)(B).

               (C) At any meeting held for the purpose of electing directors at which the Holders of Senior Preferred Stock shall have the right, voting separately as one class, to elect directors as aforesaid, the presence in person or by proxy of the Holders of at least a majority of the outstanding Senior Preferred Stock shall be required to constitute a quorum of such Senior Preferred Stock.

               (D) Any vacancy occurring in the office of a director elected by the Holders of shares of the Senior Preferred Stock may be filled by the remaining director elected by the Holders of shares of the Senior Preferred Stock unless and until such vacancy shall be filled by the Holders of shares of the Senior Preferred Stock.

          (iv) In any case in which the Holders of shares of the Senior Preferred Stock shall be entitled to vote pursuant to this paragraph (f) or pursuant to Delaware law, each Holder of shares of the Senior Preferred Stock shall be entitled to one vote for each share of Senior Preferred Stock held.

     (g)  Exchange.
          --------

          (i) Requirements. (A) The Company may at its option exchange all, but not less than all, of the then outstanding shares of Senior Preferred Stock into the Company's 13 1/4% Subordinated Preferred Stock Exchange Notes due 2009 (the "Exchange Notes") on any Dividend Payment Date, provided that on the date of such exchange: (1) there shall be no contractual impediments to such exchange;
(2) there shall be legally available funds sufficient therefor (including, without limitation, legally available funds sufficient therefor under Sections 160 and 170 (or any successor provisions) of the Delaware General Corporation
Law); (3) either (a) a registration statement relating to the Exchange Debentures shall have been declared effective under the Securities Act of 1933, as amended (the "Securities Act"), prior to such exchange and shall continue to be in effect on the date of such exchange or (b)(i) the Company shall have obtained a written opinion of counsel of national prominence with regard to securities matters that an exemption from the registra-tion requirements of the Securities Act is available for such exchange and that upon receipt of such Exchange Notes pursuant to such exchange made in accordance with such exemption, the holders (assuming such holder is not an Affiliate of the Company) thereof shall not be subject to any restrictions imposed by the Securities Act upon the resale thereof and (ii) such exemption is relied upon by the Company for such exchange; (4) the Exchange Notes Indenture and the Trustee shall have been qualified under the Trust Indenture Act of 1939, as amended; (5) immediately after giving effect to such exchange, no Default or Event of Default (each as defined in the Exchange Notes Indenture) would exist under the Exchange Notes Indenture; and (6) the Company shall have delivered to the Trustee a written opinion of counsel, dated the date of exchange, regarding the satisfaction of the conditions set forth in clauses (1), (2), (3) and (4). In the event that the issuance of the Exchange Notes is not permitted on the date of exchange or any of the conditions set forth in clauses (1) through (6) of the preceding sentence are not satisfied on the date of exchange, the Company shall use its best efforts to satisfy such conditions and effect such exchange as soon as practicable.

          The Company shall send a written notice (the "Exchange Notice") of exchange by mail to each Holder, which notice shall state: (v) that the Company is exercising its option to exchange the Senior Preferred Stock for Exchange Notes pursuant to this Certificate of Designation; (w) the date fixed for exchange (the "Exchange Date"), which date shall not be less than 30 days nor more than 60 days following the date on which the Exchange Notice is mailed (except as provided in the last sentence of this paragraph); (x) that the Holder is to surrender to the Company, at the place or places where certificates for shares of Senior Preferred Stock are to be surrendered for exchange, in the manner designated in the Exchange Notice, the certificate or certificates representing the shares of Senior Preferred Stock to be exchanged; (y) that dividends on the shares of Senior Preferred Stock to be exchanged shall cease to accrue on the Exchange Date whether or not certificates for shares of Senior Preferred

Stock are surrendered for exchange on the Exchange Date unless the Company shall default in the delivery of Exchange Notes; and (z) that interest on the Exchange Notes shall accrue from the Exchange Date whether or not certificates for shares of Senior Preferred Stock are surrendered for exchange on the Exchange Date. On the Exchange Date, if the conditions set forth in clauses (1) through (6) above are satisfied, the Company shall issue Exchange Notes in exchange for the Senior Preferred Stock as provided in the next paragraph.

               (B) Upon any exchange pursuant to paragraph (g)(i)(A), Exchange Notes shall be issued in exchange for Senior Preferred Stock, in registered form without coupons, in an amount equal to the liquidation preference thereof, plus an amount in cash equal to all accumulated and unpaid dividends (including an amount in cash equal to a prorated dividend for the period from the immediately preceding Dividend Payment Date to the Exchange Date). Exchange Notes will be issued in principal amounts of $1,000 and integral multiples thereof to the extent possible, and will also be issued in principal amounts less than $1,000 so that each Holder of Senior Preferred Stock will receive certificates representing the entire amount of Exchange Notes to which his shares of Senior Preferred Stock entitles him, provided that the Company may, at its option, pay cash in lieu of issuing Exchange Notes in a principal amount of less than $1,000.

          (ii) Procedure for Exchange. (A) On or before the date fixed for exchange, each Holder of Senior Preferred Stock shall surrender the certificate or certificates representing such shares of Senior Preferred Stock, in the manner and at the place designated in the Exchange Notice. The Company shall cause the Exchange Notes to be executed on the Exchange Date and, upon surrender in accordance with the Exchange Notice of the certificates for any shares of Senior Preferred Stock so exchanged (properly endorsed or assigned for transfer, if the notice shall so state), such shares shall be exchanged by the Company into Exchange Notes. The Company shall pay interest on the Exchange Notes at the rate and on the date or dates specified therein from the Exchange Date.

               (B) If notice has been mailed as aforesaid, and if before the Exchange Date (1) the Exchange Notes Indenture shall have been duly executed and delivered by the Company and the Trustee and (2) all Exchange Notes necessary for such exchange shall have been duly executed by the Company and delivered to the Trustee with irrevocable instructions to authenticate the Exchange Notes necessary for such exchange, then on the Exchange Date, dividends shall cease to accrue on the outstanding shares of Senior Preferred Stock and all of the rights of the Holders of shares of the Senior Preferred Stock as stockholders of the Company shall cease (except the right to receive Exchange Notes), and the Person or Persons entitled to receive the Exchange Notes issuable upon exchange shall be treated for all purposes as the registered holder or holders of such Exchange Notes as of the Exchange Date.

     (h)  Change of Control.
          -----------------

          (i) Subject to paragraph (h)(v) hereof, upon the occurrence of a Change of Control, each Holder of Senior Preferred Stock shall have the right to require the Company to purchase all or any part of such Holder's Senior Preferred Stock pursuant to an Offer at a purchase price equal to 101% of the liquidation preference thereof plus, without duplication, an amount in cash equal to all accumulated and unpaid dividends per share (including an amount in cash equal to a prorated dividend for the period from the Dividend Payment Date immediately prior to the Change of Control Payment Date (as defined in paragraph
(h)(ii)(B) hereof) to the Change of Control Payment Date) (the "Change of Control Payment").

          (ii) Within 30 days following any Change of Control, the Company shall mail a notice to each Holder stating: (A) that an offer ("Offer") is being made pursuant to this Certificate of Designation and that, to the extent lawful, all shares of Senior Preferred Stock tendered shall be accepted for payment; (B) the purchase price and the purchase date, which shall be no earlier than 30 days nor later than 40 days from the date such notice is mailed (the "Change of Control Payment Date"); (C) that any shares of Senior Preferred Stock not tendered shall continue to accrue dividends in accordance with the terms of this Certificate of Designation; (D) that, unless the Company defaults in the payment of the Change of Control Payment, all shares of Senior Preferred Stock accepted for payment pursuant to the Offer shall cease to accrue dividends after the Change of Control Payment Date; and (E) a description of the procedures to be followed by such Holder in order to have its shares of Senior Preferred Stock repurchased.

               (iii) On the Change of Control Payment Date, (A) the Company shall, to the extent lawful, (1) accept for payment shares of Senior Preferred Stock tendered pursuant to the Offer and (2) promptly mail to each Holder of shares of Senior Preferred Stock so accepted payment in an amount equal to the purchase price for such shares and (B) unless the Company defaults in the payment for the shares of Senior Preferred Stock tendered pursuant to the Offer, dividends shall cease to accrue with respect to the shares of Senior Preferred Stock tendered and all rights of Holders of such tendered shares shall terminate, except for the right to receive payment therefor, on the Change of Control Payment Date. The Company shall publicly announce the results of the Offer on or as soon as practicable after the Change of Control Payment Date.

               (iv) The Company shall comply with Rule 14e-1 under the Exchange Act and any securities laws and regulations, to the extent such laws and regulations are applicable to the repurchase of shares of the Senior Preferred Stock in connection with a Change of Control.

          (i) Conversion or Exchange. The Holders of shares of Senior Preferred Stock shall not have any rights hereunder to convert such shares into or exchange such shares for shares of any other class or classes or of any other series of any class or classes of Capital Stock of the Company.

          (j) Preemptive Rights. No shares of Senior Preferred Stock shall have any rights of preemption whatsoever as to any securities of the Company, or any warrants, rights or options issued or granted with respect thereto, regardless of how such securities or such warrants, rights or options may be designated, issued or granted.

          (k) Reissuance of Senior Preferred Stock. Shares of Senior Preferred Stock that have been issued and reacquired in any manner, including shares purchased or redeemed or exchanged, shall (upon compliance with any applicable provisions of the laws of Delaware) have the status of authorized but unissued shares of Preferred Stock of the Company undesignated as to series and may be designated or redesignated and issued or reissued, as the case may be, as part of any series of Preferred Stock of the Company, provided that any issuance of such shares as Senior Preferred Stock must be in compliance with the terms hereof.

          (l) Business Day. If any payment, redemption or exchange shall be required by the terms hereof to be made on a day that is not a Business Day, such payment, redemption or exchange shall be made on the immediately succeeding Business Day.

          (m)  Certain Additional Provisions.
               -----------------------------

               (i) Merger or Consolidation. Without the consent of Holders of a majority of the outstanding shares of Senior Preferred Stock, voting as a separate class, the Company shall not consolidate or merge with or into, or sell, lease, convey or otherwise dispose of all or substantially all of its assets to, any Person (any such consolidation, merger or sale being a "Disposition") unless: (a) the successor corporation of such Disposition or the Person to which such Disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia; (b) the Senior Preferred Stock shall be converted into or exchanged for and shall become shares of such successor, transferee or resulting corporation, having in respect of such successor, transferee or resulting corporation substantially the same powers, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereon, that the Senior Preferred Stock had immediately prior to such Disposition; (c) immediately after such Disposition, no Voting Rights Triggering Event shall have occurred and be continuing; (d) the corporation formed by or surviving any such Disposition, or the corporation to which such Disposition shall have been made, shall have Consolidated Net Worth (immediately after the Disposition but prior to giving any pro forma effect to purchase accounting adjustments or Restructuring Charges resulting from the Disposition) equal to or greater than the Consolidated Net Worth of the Company immediately preceding the Disposition; and (e) prior to the consummation of any proposed Disposition, the Company shall have delivered to the transfer agent and registrar an officers' certificate and an opinion of counsel to the effect that such Disposition complies with the terms of this Certificate of Designation and that all conditions precedent to such Disposition have been satisfied.

          For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more Subsidiaries of the Company, the Capital Stock of which constitutes all or substantially all of the properties and assets of the Company, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

               (ii) Junior Payments. The Company shall not, directly or indirectly, (i) declare or pay any dividend or make any distribution on account of any Junior Securities (other than dividends or distributions payable in Junior Securities (other than Disqualified Stock)), (ii) purchase, redeem or otherwise acquire or retire for value any Junior Securities or (iii) make any Restricted Investment (all such dividends, distributions, purchases, redemptions, acquisitions, retirements and Restricted Investments being collectively referred to as "Junior Payments"), if, at the time of such Junior Payment:

               (A) a Voting Rights Triggering Event shall have occurred and be continuing or would occur as a consequence thereof; or

               (B) all dividends on the Senior Preferred Stock payable on Dividend Payment Dates after August 1, 2002, have not been declared and paid in cash.

              Notwithstanding the foregoing, this Certificate of Designation shall not prohibit as Junior Payments:

               (A) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would comply with all of the provisions hereof (including, but not limited to, this paragraph (m)(ii));

               (B) making Restricted Investments at any time, and from time to time, in an aggregate outstanding amount of $40,000,000 after the Senior Preferred Stock Issue Date (it being understood that if any Restricted Investment made after the Senior Preferred Stock Issue Date pursuant to this clause (B) is sold, transferred or otherwise conveyed to any Person other than the Company or a Restricted Subsidiary, the portion of the net cash proceeds or fair market value of securities or properties paid or transferred to the Company and its Restricted Subsidiaries in connection with such sale, transfer or conveyance that relates or corresponds to the repayment or return of the original cost of such a Restricted Investment will replenish or increase the amount of Restricted Investments permitted to be made pursuant to this clause (B), so that up to $40,000,000 of Restricted Investments may be outstanding under this clause (B) at any given time; provided that, without otherwise limiting this clause (B), any Restricted Investment in a Subsidiary made pursuant to this clause (B) is made for fair market value (as determined by the Board of Directors in good faith);

               (C) the repurchase, redemption or acquisition of the Company's stock from the execu-tives, management and employees or consultants of the Company or its Subsidiaries pursuant to the terms of any subscription, stockholder or other agreement or plan, up to an aggregate amount not to exceed $5,000,000;

               (D) any loans, advances, distributions or payments from the Company to its Restricted Subsidiaries, or any loans, advances, distributions or payments by a Restricted Subsidiary to the Company or to another Restricted Subsidiary, in each case pursuant to intercompany Indebtedness, intercompany management agreements, intercompany tax sharing agreements, and other intercompany agreements and obligations;

               (E) dividends and redemptions in respect of the Dura-Line Preferred Stock pursuant to the Dura-Line Agreement;

               (F) to the extent constituting Junior Payments, payments under the Tax Sharing Agreement, New Subsidiary Consulting Agreement, Transition Agreement and the JI Properties Services Agreement;

               (G) to the extent constituting Junior Payments, (a) payments under the New Subsidiary Advisory Agreement, provided that such payments will not be made and shall be accrued so long as any Voting Rights Triggering Event shall have occurred and be continuing or shall occur as a consequence thereof, and (b) indemnities, expenses and other amounts under the New Subsidiary Advisory Agreement;

               (H) the redemption, repurchase, retirement or other acquisition of any Junior Securities in exchange for, or out of the proceeds of, the substantially concurrent sale (other than to a Subsidiary of the Company) of other Junior Securities of the Company or any Restricted Subsidiary (other than any Disqualified Stock);

               (I) the defeasance, redemption or repurchase of Indebtedness with the net cash proceeds from an issuance of permitted Refinancing Indebtedness or the substantially concurrent sale

     (other than to a Subsidiary of the Company) of Capital Stock or other Equity Interests of the Company or any Restricted Subsidiary (other than Disqualified Stock);

               (J) payment of fees, expenses and indemnities in respect of the Company's and its Subsidiaries' directors and such payments to Jordan Industries, Inc., an Illinois corporation and corporate parent of the Company, in respect of their directors, provided the aggregate amount of such fees payable to all such directors does not exceed $250,000 in any fiscal year;

               (K) Restricted Investments received in consideration for the sale, transfer or disposition by the Company or any Restricted Subsidiary of any business, properties or assets belonging thereto, provided, that the Company complies with Section 4.14 (the "Asset Sale" provisions) of the Indentures; and provided further, that this clause (K) shall not be deemed to permit the direct or indirect acquisition by the Company or any Restricted Subsidiary of any Restricted Investment through an acquisition of any business, properties or assets of any other Person, for cash or other properties or assets, except to the extent that the direct acquisi-tion of such Restricted Investment is otherwise permitted by this paragraph
     (m)(ii);

               (L) any Restricted Investment constituting securities or instruments of a person issued in exchange for trade or other claims against such person in connection with a financial reorganization or restructuring of such person;

               (M) to the extent constituting Junior Payments, payments and transactions in connection with the Offerings or the Company Formation;

               (N) any Restricted Investment constituting an equity investment in a Receivables Subsidiary; provided, that the aggregate amount of such equity investments do not exceed $1,000,000; or

               (O) the payment of liquidated damages in accordance with paragraph (c)(viii) hereof.

               (iii)  Transactions with Affiliates.
                      ----------------------------

               (A) Except as otherwise set forth herein, neither the Company nor any of its Restricted Subsidiaries shall make any loan, advance, guar-antee or capital contribution to, or for the benefit of, or sell, lease, transfer or dispose of any properties or assets to, or for the benefit of, or purchase or lease any property or assets from, or enter into or amend any contract, agreement or understanding with, or for the benefit of, an Affiliate (each such transaction or series of related transactions that are part of a common plan are referred to as an "Affiliate Transaction"), except in good faith and on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction on an arm's length basis from an unrelated Person.

               (B) The Company shall not, and shall not permit any Restricted Subsidiary to, engage in any Affiliate Transactions involving aggregate payments or other transfers by the Company and its Restricted Subsidiaries in excess of $5,000,000 (including cash and non-cash payments and benefits valued at their fair market value by the Board of Directors of the Company in good faith) unless the Board of Directors of the Company (including a majority of the disinterested directors, if any) determines, in good faith, that such Affiliate Transaction complies with the provisions hereof; and
     (ii)(A) with respect to any Affiliate Transaction involving the incurrence of Indebtedness, the Company receives a written opinion of a nationally recognized investment banking or accounting firm experienced in the review of similar types of transactions, (B) with respect to any Affiliate Transaction involving the transfer of real property, fixed assets or equipment, either directly or by a transfer of 50% or more of the Capital Stock of a Restricted Subsidiary which holds any such real property, fixed assets or equipment, the Company receives a written appraisal from a nationally recognized appraiser experienced in the review of similar types of transactions or (C) with respect to any Affiliate Transaction not otherwise described in (A) and (B) above, the Company receives a written certification from a nationally recognized professional or firm experienced in evaluating similar types of transactions, in each case, stating that the terms of such transaction are fair to the Company or such Restricted Subsidiary, as the case may be, from a financial point of view.

               (C) Notwithstanding paragraphs (iii)(A) and (iii)(B) above, this paragraph (m)(iii) shall not apply to: (i) transactions between the Company and any Restricted Subsidiary or between Restricted Subsidiaries; (ii) payments under the New Subsidiary Advisory Agreement, the New Subsidiary Consulting Agreement, the Transition Agreement, the JI Properties Services Agreement and the Tax Sharing Agreement, provided, that any amendments, supplements, modifications, substitutions, renewals or replacements of the foregoing agreements are approved by a majority of the Board of Directors (including a majority of the disinterested directors, if any) as fair to the Company and the holders of the Senior Preferred Stock; (iii) any other payments or transactions permitted pursuant to paragraph (m)(ii) above;
     (iv) reasonable compensation paid to officers, employees or consultants of the Company or any Restricted Subsidiary as determined in good faith by the Company's Board of Directors or executives; (v) transactions in connection with a Receivables Financing; or (vi) payments and transactions in connection with the Offerings and the Company Formation.

               (iv) Reports. So long as any shares of Senior Preferred Stock are outstanding, the Company shall file with the Commission the annual reports, quarterly reports and the information, documents and other reports required to be filed by the Company with the Commission pursuant to Sections 13 or 15(d) of the Exchange Act, whether or not the Company has or is required to have a class of securities registered under the Exchange Act, at the time it is or would be required to file the same with the Commission and within 15 days after it is or would be required to file such reports, information or documents with the Commission shall mail such reports, information and documents to the Holders at their addresses set forth in the register of Senior Preferred Stock maintained by the transfer agent and registrar.

          (n) Definitions. As used in this Certificate of Designation, the following terms shall have the following meanings (with terms defined in the singular having comparable meanings when used in the plural and vice versa), unless the context otherwise requires:

          "Affiliate" means any of the following: (i) any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company, (ii) any spouse, immediate family member or other relative who has the same principal residence as any Person described in clause
(i) above, (iii) any trust in which any such Persons described in clause (i) or
(ii) above has a beneficial interest, and (iv) any corporation or other organization of which any such Persons described above collectively own 50% or more of the equity of such entity.

          "Business Day" means any day other than a Legal Holiday.

          "Capital Stock" means any and all shares, interests, participations or other equivalents (however designated) of corporate stock, including any preferred stock.

          "Change of Control" means the occurrence of any of the following: (i) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), excluding the Jordan Stockholders, is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have "beneficial ownership" of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total Voting Stock of the Company; and (ii) the Company consolidates with, or merges with or into, another Person or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any Person, or any Person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which the out-standing Voting Stock of the Company is converted into or exchanged for cash, securities or other property, other than any such transaction where (A) the outstanding Voting Stock of the Company is converted into or exchanged for (1) Voting Stock (other than Disqualified Stock) of the surviving or transferee corporation or (2) cash, securities and other property in an amount which could be paid by the Company as a Junior Payment under this Certificate of Designation and (B) immediately after such transaction no "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), excluding the Jordan Stockholders, is the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have "beneficial ownership" of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total Voting Stock of the surviving or transferee corporation; and (iii) during any consecutive two-year period, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election by such Board of Directors or whose nomination for election by the stockholders of the Company was approved by a vote of a majority of the directors then still in office who are entitled to vote to elect such new director and were either directors at the beginning of such period or Persons whose election as directors or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Company then in office.

          "Commission" means the Securities and Exchange Commission.

          "Company Formation" means the formation of the Company by the Company's management and stockholders of the Company's parent, Jordan Industries, Inc., and certain of their affiliates.

          "Consolidated Net Worth" with respect to any Person means, as of any date, the consolidated equity of the common stockholders of such Person (excluding the cumulated foreign currency translation adjustment), all determined on a consolidated basis in accordance with GAAP, but without any reduction in respect of the payment of dividends on any series of such Person's preferred stock if such dividends are paid in additional shares of Capital Stock (other than Disqualified Stock); provided, however, that Consolidated Net Worth shall also include, without duplication: (a) the amortization of all write-ups of inventory, (b) the amortization of all intangible assets (including amortization of goodwill, debt and financing costs, and Incentive Arrangements), (c) any non-capitalized transaction costs incurred in connection with financings, acquisitions or divestitures (including, but not limited to, financing and refinancing fees),
(d) any increased amortization or depreciation resulting from the write-up of assets pursuant to Accounting Principles Board Opinion Nos. 16 and 17, as amended and supplemented from time to time, (e) any extraordinary or nonrecurring charges or expenses relating to any premium or penalty paid, write-off or deferred financing costs, or other financial recapitalization charges incurred in connection with redeeming or retiring any Indebtedness prior to its stated maturity, (f) any Restructuring Charges, and (g) any extraordinary or non-recurring charge arising out of the implementation of SFAS 106 or SFAS 109; provided, however, that in determining Consolidated Net Worth for purposes of the provisions of this Certificate of Designation relating to "Merger or Consolidation," Consolidated Net Worth shall be calculated on a Pro Forma Basis.

          "Disqualified Stock" means any Capital Stock that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part on, or prior to, the mandatory redemption date of the Senior Preferred Stock or the maturity date of the Exchange Notes.

          "Dividend Payment Date" means February 1, May 1, August 1 and November 1 of each year.

          "Dividend Period" means the Initial Dividend Period and, thereafter, each Quarterly Dividend Period.

          "Dura-Line Agreement" means the Preferred Stock Agreement, among Dura-Line Corporation ("Dura-Line") and certain other persons, as in effect on the Senior Preferred Stock Issue Date.

          "Dura-Line Preferred Stock" means the 187.5 shares outstanding of Dura-Line's 7% cumulative preferred stock with an aggregate liquidation preference of $1.9 million issued to former common stockholders of Dura-Line.

          "Equity Interests" means Capital Stock or partnership interests or warrants, options or other rights to acquire Capital Stock or partnership interests (but excluding (i) any debt security that is convertible into, or exchangeable for, Capital Stock or partnership interests, and (ii) any other Indebtedness or Obligation) provided, however, that Equity Interests will not include any Incentive Arrangements or obligations or payments thereunder.

          "Equity Offering" means a public or private offering by the Company and/or its Subsidiaries for cash of Capital Stock or other Equity Interests and all warrants, options or other rights to acquire Capital Stock, other than (i) an offering of Disqualified Stock or (ii) Incentive Arrangements or obligations or payments thereunder.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          "Exchange Date" means a date on which shares of Senior Preferred Stock are exchanged by the Company for Exchange Notes.

          "Exchange Offer" shall have the meaning ascribed to such term in the Registration Rights Agreement.

          "Exchange Offer Registration Statement" shall have the meaning ascribed to such term in the Registration Rights Agreement.

          "GAAP" means generally accepted accounting principles, consistently applied, as of the Senior Preferred Stock Issue Date. All financial and accounting determinations and calculations under this Certificate of Designation will be made in accordance with GAAP.

          "Hedging Obligations" means, with respect to any Person, the Obligations of such Persons under (i) interest rate swap agreements, interest rate cap agree-ments and interest rate collar agreements, (ii) foreign exchange contracts, currency swap agreements or similar agreements, and (iii) other agreements or arrangements designed to protect such Person against fluctuations, or otherwise to establish financial hedges in respect of, exchange rates, currency rates or interest rates.

          "Holder" means a holder of shares of Senior Preferred Stock.

          "Incentive Arrangements" means any earn-out agreements, stock appreciation rights, "phantom" stock plans, employment agreements, non-competition agreements, subscription and stockholders agreements and other incentive and bonus plans and similar arrangements made in connection with acquisitions of Persons or businesses by the Company or the Restricted Subsidiaries or the retention of executives, officers or employees by the Company or the Restricted Subsidiaries.

          "Indebtedness" means, with respect to any Person, any indebtedness, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or representing the deferred and unpaid balance of the purchase price of any property (including pursuant to capital leases), except any such balance that constitutes an accrued expense or a trade payable, and any Hedging Obligations, if and to the extent such indebtedness (other than a Hedging Obligation) would appear as a liability upon a balance sheet of such Person prepared on a consolidated basis in accordance with GAAP, and also includes, to the extent not otherwise included, the guarantee of items that would be included within this definition; provided, however, that "Indebtedness" will not include any Incentive Arrangements or obligations or payments thereunder.

          "Indentures" mean (i) the indenture governing the Company's 9% Senior Notes due 2007 between the Company and First Trust National Association, as trustee, and (ii) the indenture governing the Company's 11 3/4% Senior Discount Notes due 2007 between the Company and First Trust National Association, as trustee.

          "Initial Dividend Period" means the dividend period commencing on the Senior Preferred Stock Issue Date and ending on the day before the first Dividend Payment Date to occur thereafter.

          "Investment" means any capital contribution to, or other debt or equity investment in, any Person.

          "issue" means create, issue, assume, guarantee, incur or otherwise become directly or indirectly liable for any Indebtedness or Capital Stock, as applicable; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Restricted Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be issued by such Restricted Subsidiary at the time it becomes a Restricted Subsidiary. For this definition, the terms "issuing," "issuer," "issuance" and "issued" have meanings correlative to the foregoing.

          "JI Properties Services Agreement" means the services agreement, dated July 25, 1997, between the Company and Jordan Industries, Inc., as in effect on the Senior Preferred Stock Issue Date.

          "Jordan Stockholders" means John W. Jordan, II, and/or his heirs, executors and administrators, The John W. Jordan, II Revocable Trust, The Jordan Family Trust and/or any other trust established by John W. Jordan, II whose beneficiaries are John W. Jordan, II and/or his lineal descendants or other relatives, Jordan Industries, Inc., The Jordan Company and Jordan/Zalaznick Capital Corporation and their respective affiliates, principals, partners and employees, family members of any of the foregoing and trusts for the benefit of any of the foregoing, including, without limitation, MCIT PLC and Leucadia National Corporation and their respective Subsidiaries.

          "Junior Preferred Stock" means the $20,000,000 initial liquidation preference of junior preferred stock, $.01 par value per share, of the Issuer to be sold to Jordan Industries, Inc. in connection with the Company Formation.

          "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions in the City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

          "New Subsidiary Advisory Agreement" means the advisory agreements, dated July 25, 1997, between the Company and each of its Subsidiaries and Jordan Industries, Inc. as in effect on the Senior Preferred Stock Issue Date.

          "New Subsidiary Consulting Agreement" means the management consulting agreement, dated July 25, 1997, between the Company and each of its Subsidiaries and Jordan Industries, Inc., as in effect on the Senior Preferred Stock Issue Date.

          "New Credit Agreement" means the credit agreement to be entered into by the Company and/or certain of its Restricted Subsidiaries and certain subsidiaries and the lenders party thereto in their capacities as lenders thereunder and The First National Bank of Boston, N.A., as agent, together with all loan documents and instruments thereunder (including, without limitation, any guarantee agreements and security documents) in each case as such agreements may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including any agreement extending the maturity of, refinancing, replacing or otherwise restructuring (including, without limitation, increasing the amount of available borrowings thereunder, and all Obligations with respect thereto, in each case, to the extent permitted by the Indentures, or adding Subsidiaries of the Company as additional borrowers or guarantors thereunder) all or any portion of the Indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders.

          "Non-Restricted Subsidiary" means any Subsidiary of the Company, other than a Restricted Subsidiary.

          "Obligations" means, with respect to any Indebtedness, all principal, interest, premium, penalties, fees, indemnities, expenses (including legal fees and expenses), reimbursement obligations and other liabilities payable to the holder of such Indebtedness under the documentation governing such Indebtedness, and any other claims of such holder arising in respect of such Indebtedness.

          "Offering Circular" means the Offering Circular, dated July 21, 1997, relating to the Offerings by the Company.

          "Offerings" means the Units Offering together with the offerings of $190,000,000 aggregate principal amount of the Company's 9% Senior Notes due 2007 and $120,000,000 principal amount at maturity of the Company's 11 3/4% Senior Discount Notes due 2007.

          "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

          "Pro Forma Basis" means, for purposes of determining Consolidated Net Worth for purposes of paragraph (m)(i) hereof, giving pro forma effect to (x) any acquisition or sale of a Person, business or asset, related incurrence, repayment or refinancing of Indebtedness or other related transactions, including any Restructuring Charges which would otherwise be accounted for as an adjustment permitted by Regulation S-X under the Securities Act or on a pro forma basis under GAAP, or (y) any incurrence, repayment or refinancing of any Indebtedness and the application of the proceeds therefrom, in each case, as if such acquisition or sale and related transactions, restructurings, consolidations, cost savings, reductions, incurrence, repayment or refinancing were realized on the first day of the relevant period permitted by Regulation S-X under the Securities Act or on a pro forma basis under GAAP.

          "Quarterly Dividend Period" shall mean the quarterly period commencing on each February 1, May 1, August 1 and November 1 and ending on the day before the following Dividend Payment Date.

          "Receivables" means, with respect to any person or entity, all of the following property and interests in property of such person or entity, whether now existing or existing in the future or hereafter acquired or arising: (i) accounts; (ii) accounts receivable (including, without limitation, all rights to payment created by or arising from sales of goods, leases of goods or leased or the rendition of services rendered no matter how evidenced, whether or not earned by performance); (iii) all unpaid seller's or lessor's rights (including without limitation, recession, replevin, reclamation and stoppage in transit, relating to any of the foregoing or arising therefrom); (iv) all rights to any goods or merchandise represented by any of the foregoing (including, without limitation, returned or repossessed goods); (v) all reserves and credit balances with respect to any such accounts receivable or account debtors; (vi) all letters of credit, security or guarantees for any of the foregoing; (vii) all insurance policies or reports relating to any of the foregoing; (viii) all collection or deposit accounts relating to any of the foregoing; (ix) all proceeds of any of the foregoing; and
(x) all books and records relating to any of the foregoing.

          "Receivables Financing" means (i) the sale or other disposition of Receivables arising in the ordinary course of business, or (ii) the sale or other disposition of Receivables arising in the ordinary course of business to a Receivables Subsidiary followed by a financing transaction in connection with such sale or disposition of such Receivables.

          "Receivables Subsidiary" means a Subsidiary of the Company that is exclusively engaged in Receivables Financings and activities reasonably related thereto.

          "Redemption Date" with respect to any shares of Senior Preferred Stock, means the date on which such shares of Senior Preferred Stock are redeemed by the Company.

          "Refinancing Indebtedness" means (i) Indebtedness of the Company and its Restricted Subsidiaries issued or given in exchange for, or the proceeds of which are used to, extend, refinance, renew, replace, substitute or refund any Indebtedness permitted under the Indentures or any Indebtedness issued to so extend, refinance, renew, replace, substitute or refund such Indebtedness; (ii) any refinancings of Indebtedness issued under the New Credit Agreement; and (iii) any additional Indebtedness issued to pay premiums and fees in connection with clauses (i) and (ii).

          "Registrable Securities" shall have the meaning ascribed to such term in the Registration Rights Agreement.

          "Registration Rights Agreement" means the Registration Rights Agreement, dated as of July 25, 1997, by and among the Company and Jefferies & Company, Inc. with respect to the Senior Preferred Stock, a copy of which is available to each Holder without charge upon request from the secretary of the Company.

          "Restricted Investment" means any Investment in any Person, provided that Restricted Investments will not include: (i) Investments in marketable securities and other negotiable instruments permitted by this Certificate of Designation; (ii) any Incentive Arrangements; (iii) Investments in the Company; or (iv) Investments in any Restricted Subsidiary (provided that any Investment in a Restricted Subsidiary was made for fair market value (as determined by the Board of Directors in good faith). The amount of any Restricted Investment shall be the amount of cash and the fair market value at the time of transfer of all other property (as determined by the Board of Directors in good faith) initially invested or paid for such Restricted Investment, plus all additions thereto, without any adjustments for increases or decreases in value of, or write-ups, write-downs or write-offs with respect to, such Restricted Investment.

          "Restricted Subsidiary" means: (i) any Subsidiary of the Company existing on the Senior Preferred Stock Issue Date, and (ii) any other Subsidiary of the Company formed, acquired or existing after the Senior Preferred Stock Issue Date that is designated as a "Restricted Subsidiary" by the Company pursuant to a resolution approved by a majority of the Board of Directors, provided, however, that the term Restricted Subsidiary shall not include (x) any Restricted Subsidiary of the Company that has been redesignated by the Company pursuant to a resolution approved by a majority of the Board of Directors as a Non-Restricted Subsidiary in accordance with the terms of the Indenture unless such Subsidiary shall have subsequently been redesignated a Restricted

Subsidiary in accordance with clause (ii) of this definition or (y) any Restricted Subsidiary of the Company that is organized under the laws of a foreign jurisdiction and whose stock or ownership interests are sold or trans-ferred to a Non-Restricted Subsidiary of the Company pursuant to one or more transactions that comply with the Indentures which is, at or after the time of such sale or transfer, designated by a resolution approved by a majority of the Board of Directors designated a Non-Restricted Subsidiary.

          "Restructuring Charges" means any charges or expenses in respect of restructuring or consolidating any business, operations or facilities, any compensation or headcount reduction, or any other cost savings, of any Persons or businesses either alone or together with the Company or any Restricted Subsidiary, as permitted by GAAP or Regulation S-X under the Securities Act.

          "Senior Preferred Stock Issue Date" means the date on which the Senior Preferred Stock is originally issued by the Company under this Certificate of Designation.

          "Shelf Registration" shall have the meaning ascribed to such term in the Registration Rights Agreement.

          "SFAS 106" means Statement of Financial Accounting Standards No. 106.

          "SFAS 109" means Statement of Financial Accounting Standards No. 109.

          "Subsidiary" of any Person means any entity of which the Equity Interests entitled to cast at least a majority of the votes that may be cast by all Equity Interests having ordinary voting power for the election of directors or other governing body of such entity are owned by such Person (regardless of whether such Equity Interests are owned directly by such Person or through one or more Subsidiaries).

          "Tax Sharing Agreement" means the tax sharing agreement between the Company and each of its Subsidiaries and Jordan Industries, Inc. and each of the other direct and indirect Subsidiaries of Jordan Industries,

Inc. that are consolidated with Jordan Industries, Inc. for Federal income tax purposes, as in effect on the Senior Preferred Stock Issue Date.

          "Transition Agreement" means the transition agreement dated as of July 25, 1997, between the Company and Jordan Industries, Inc. as in effect on Senior Preferred Stock Issue Date.

          "Trustee" means the party named as such in the Exchange Notes Indenture until a successor replacement in accordance with the applicable provisions of the Exchange Notes Indenture and thereafter means the successor serving thereunder.

          "Units Offering" means the offer and sale of Units, consisting of $25,000,000 aggregate liquidation preference of the Senior Preferred Stock and 25,000 shares of Common Stock, par value $.01 per share, of the Company, as contemplated by the Offering Circular.

          "Voting Stock" means any class or classes of Capital Stock pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect the board of directors.

          IN WITNESS WHEREOF, Jordan Telecommunication Products, Inc. has caused this Certificate of Designation to be signed by Dominic Pileggi, in his capacity as Chief Executive Officer and attested to by Michael R. Elia in his capacity as Assistant Secretary, on this 24th day of July 1997.


                                    JORDAN TELECOMMUNICATION PRODUCTS,
                                         INC.


                                    By: /s/ Dominic Pileggi
                                        --------------------------------------
                                        Name:   Dominic Pileggi
                                        Title:  President and Chief Executive
                                                 Officer


Attest:


By: /s/ Michael R. Elia
    ---------------------------
    Name:  Michael R. Elia
    Title: Assistant Secretary



(Corporate Seal)